            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 16, 2000

                                 $1,105,079,000

                   TOYOTA AUTO RECEIVABLES 2000-A OWNER TRUST

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,

                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,

                                    SERVICER

                $305,000,000 7.12% ASSET BACKED NOTES, CLASS A-2

                $523,000,000 7.18% ASSET BACKED NOTES, CLASS A-3

                $277,079,000 7.21% ASSET BACKED NOTES, CLASS A-4

     YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The notes are asset backed securities issued by the trust. The notes are not obligations of Toyota Motor Credit Corporation, Toyota Motor Credit Receivables Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.

The trust will issue the following notes:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        FINAL
                                                                INITIAL                                   FIRST       SCHEDULED
                                                               PRINCIPAL     INTEREST     ACCRUAL       INTEREST       PAYMENT
                                                                 AMOUNT      RATE(2)     METHOD(2)    PAYMENT DATE       DATE
                                                              ------------   -------     ----------   -------------   ----------
Class A-1 Notes(1)..........................................  $374,106,000   6.83375%    Actual/360   July 17, 2000    7/15/2001
Class A-2 Notes.............................................  $305,000,000   7.12000%      30/360     July 17, 2000   12/15/2002
Class A-3 Notes.............................................  $523,000,000   7.18000%      30/360     July 17, 2000    8/15/2004
Class A-4 Notes.............................................  $277,079,000   7.21000%      30/360     July 17, 2000    4/15/2007
--------------------------------------------------------------------------------------------------------------------------------
(1)  The Class A-1 Notes are not offered by this prospectus supplement.
(2)  Interest generally will accrue on the Class A-1 Notes from payment date to payment date, and on the Class A-2, Class A-3 and Class A-4 Notes from the 15th day of each month to the 15th day of the succeeding month.
--------------------------------------------------------------------------------------------------------------------------------

The terms of the offering are as follows:

----------------------------------------------------------------------------------------------------------------
                                                               INITIAL PUBLIC     UNDERWRITING     PROCEEDS TO
                                                              OFFERING PRICE(1)     DISCOUNT        SELLER(2)
                                                              -----------------   ------------   ---------------
Per Class A-2 Note..........................................         99.99711%         0.125%          99.87211%
Per Class A-3 Note..........................................         99.98472%         0.175%          99.80972%
Per Class A-4 Note..........................................         99.97541%         0.255%          99.72041%
Total.......................................................   $1,104,922,137     $2,003,051     $1,102,919,086
----------------------------------------------------------------------------------------------------------------
(1)  Plus accrued interest, if any, from June 27, 2000.
(2)  Before deducting expenses payable by Toyota Motor Credit Receivables Corporation, as the seller, estimated to be $650,000.
    The notes will be delivered in book-entry form only on or about June 27, 2000.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    Information about the notes is provided in two separate documents that progressively provide more detail:

    - the accompanying prospectus, which provides general information, some of which may not apply to a particular class of notes, including your notes; and

    - this prospectus supplement, which describes the specific terms of your class of notes.

    IF THE TERMS OF YOUR NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents on the back cover of the prospectus.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-43 in this prospectus supplement and under the caption "Index of Terms" beginning on page 86 in the accompanying prospectus.

                                SUMMARY OF TERMS

    THE FOLLOWING INFORMATION HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND PROVIDES A GENERAL OVERVIEW OF THE TERMS OF THE NOTES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THESE NOTES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS. BOTH DOCUMENTS CONTAIN INFORMATION YOU SHOULD CONSIDER WHEN MAKING YOUR INVESTMENT DECISION.

RELEVANT PARTIES

  ISSUER........................................  Toyota Auto Receivables 2000-A Owner Trust, a
                                                  Delaware business trust.

  SELLER........................................  Toyota Motor Credit Receivables Corporation.

  SERVICER......................................  Toyota Motor Credit Corporation.

  INDENTURE TRUSTEE.............................  U.S. Bank National Association.

  OWNER TRUSTEE.................................  U.S. Bank National Association.

RELEVANT AGREEMENTS

  INDENTURE.....................................  The indenture between the issuer and the indenture trustee. The indenture provides for the terms
                                                  relating to the notes.

  TRUST AGREEMENT...............................  The trust agreement between the seller, the owner trustee and the Delaware trustee. The trust
                                                  agreement governs the creation of the trust and
                                                  provides for the terms relating to the
                                                  certificates.

  SALE AND SERVICING AGREEMENT..................  The sale and servicing agreement between the servicer and the seller. The sale and servicing
                                                  agreement governs the transfer of the receivables
                                                  by the seller to the trust and the servicing of the
                                                  receivables by the servicer.

  ADMINISTRATION AGREEMENT......................  The administration agreement between Toyota Motor
                                                  Credit Corporation as the administrator, the owner
                                                  trustee and the indenture trustee. The
                                                  administration agreement governs the provision of
                                                  reports by the administrator and the performance by
                                                  the administrator of other administrative duties
                                                  for the trust.

  RECEIVABLES PURCHASE AGREEMENT................  The receivables purchase agreement between Toyota
                                                  Motor Credit Corporation and the seller. The
                                                  receivables purchase agreement governs the sale of
                                                  the receivables from Toyota Motor Credit
                                                  Corporation to the seller.

RELEVANT DATES

  CLOSING DATE..................................  Expected to be June 27, 2000.

  CUTOFF DATE...................................  June 1, 2000

  PAYMENT DATES.................................  The trust will pay interest and principal on the notes on the fifteenth day of each month. If the
                                                  fifteenth day of the month is not a business day,
                                                  payments on the notes will be made on the next
                                                  business day. The date that any payment is made is
                                                  called a payment date. The first payment date is
                                                  July 17, 2000.

                                                  A "business day" is any day except:

                                                  -  a Saturday or Sunday; or

                                                  -  a day on which banks in New York, Chicago or San
                                                     Francisco are closed.

                                                  Interest will accrue on the Class A-1 Notes from
                                                  payment date to payment date, and on the
                                                  Class A-2, Class A-3 and Class A-4 Notes from the
                                                  fifteenth day of each calendar month to the
                                                  fifteenth day of the next calendar month, except
                                                  that for all classes of notes the first interest
                                                  accrual period will begin on the closing date. The
                                                  Seller's fractional undivided interest (described
                                                  below) will not bear interest.

  FINAL SCHEDULED PAYMENT DATES.................  The final principal payment for each class of notes is scheduled to be made on the related final
                                                  scheduled payment date specified on the front cover
                                                  of this prospectus supplement.

  RECORD DATE...................................  So long as the notes are in book-entry form, the trust will make payments on the notes to the
                                                  holders of record on the day immediately preceding
                                                  the related payment date. If the notes are issued
                                                  in definitive form, the record date will be the
                                                  last day of the month preceding the related payment
                                                  date.

  COLLECTION PERIOD.............................  The calendar month preceding the related payment date.

DESCRIPTION OF THE NOTES........................  The trust is offering the classes of notes listed below by way of this prospectus supplement. All of
                                                  the notes will be secured by the assets of the
                                                  trust pursuant to the indenture.

                                                  Class A-2 7.12% Asset Backed Notes in the aggregate
                                                  initial principal amount of $305,000,000. CUSIP
                                                  No. 89232R AB 9.

                                                  Class A-3 7.18% Asset Backed Notes in the aggregate
                                                  initial principal amount of $523,000,000. CUSIP
                                                  No. 89232R AC 7.

                                                  Class A-4 7.21% Asset Backed Notes in the aggregate
                                                  initial principal amount of $277,079,000. CUSIP
                                                  No. 89232R AD 5.

                                                  The trust will also issue Class A-1 6.83375% Asset
                                                  Backed Notes in the aggregate initial principal
                                                  amount of $374,106,000. The Class A-1 Notes are not
                                                  offered by this prospectus supplement. Instead, the
                                                  Class A-1 Notes will be sold in a separate
                                                  transaction to Toyota Motor Credit Corporation. Any
                                                  information relating to the Class A-1 Notes
                                                  contained in this prospectus supplement is included
                                                  only for informational purposes to facilitate a
                                                  better understanding of the Class A-2, Class A-3
                                                  and Class A-4 Notes.

                                                  A description of how payments of interest on and
                                                  principal of the Class A Notes will be made on each
                                                  payment date is provided under "Description of the
                                                  Notes" and "Payments to Noteholders" in this
                                                  prospectus supplement.

SUBORDINATED SELLER'S INTEREST..................  The trust will issue to Toyota Motor Credit
                                                  Receivables Corporation, as the Seller, in
                                                  certificated form, a fractional undivided interest
                                                  in the trust that includes the right to payment of
                                                  certain available amounts in excess of those
                                                  necessary to make payments on the notes on each
                                                  payment date to the extent specified in this
                                                  prospectus supplement. This fractional undivided
                                                  interest will not bear interest and is not offered
                                                  by this prospectus supplement.

MINIMUM DENOMINATIONS...........................  The notes will be issued only in denominations of
                                                  $1,000 or more.

REGISTRATION OF THE NOTES.......................  You will generally hold your interests in the notes through The Depository Trust Company in the United
                                                  States, or Clearstream Banking societe anonyme or
                                                  the Euroclear System in Europe or Asia. This is
                                                  referred to as book-entry form. You will not
                                                  receive a definitive note except under limited
                                                  circumstances.

                                                  We expect the notes to be delivered through The
                                                  Depository Trust Company, Clearstream Banking
                                                  societe anonyme and the Euroclear System against
                                                  payment in immediately available funds on or about
                                                  June 27, 2000.

                                                  FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO
                                                  "ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX
                                                  DOCUMENTATION PROCEDURES" IN THIS PROSPECTUS
                                                  SUPPLEMENT AND "CERTAIN INFORMATION REGARDING THE
                                                  SECURITIES--BOOK-ENTRY REGISTRATION" IN THE
                                                  ACCOMPANYING PROSPECTUS.

TAX STATUS......................................  Subject to important considerations described in this prospectus supplement and the prospectus,
                                                  O'Melveny & Myers LLP, special tax counsel to the
                                                  trust, will deliver its opinion that:

                                                  -  the Class A-2, Class A-3 and Class A-4 Notes
                                                  will be characterized as debt;

                                                  and

                                                  -  the trust will not be characterized as an
                                                  association or a publicly traded partnership
                                                     taxable as a corporation for federal income and
                                                     California income and franchise tax purposes.

                                                  If you purchase the notes, you will agree to treat
                                                  the notes as debt.

                                                  YOU SHOULD REFER TO "CERTAIN FEDERAL INCOME TAX
                                                  CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN
                                                  THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL
                                                  INFORMATION

                                                  CONCERNING THE APPLICATION OF FEDERAL INCOME AND
                                                  CALIFORNIA TAX LAWS TO THE TRUST AND THE NOTES.

ERISA CONSIDERATIONS............................  The notes are generally eligible for purchase by employee benefit plans, subject to the
                                                  considerations discussed under "ERISA
                                                  Considerations" in this prospectus supplement and
                                                  in the accompanying prospectus.

                                                  YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS
                                                  PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING
                                                  PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY
                                                  CONSIDERING PURCHASE OF THE NOTES, YOU SHOULD,
                                                  AMONG OTHER THINGS, CONSULT WITH YOUR COUNSEL IN
                                                  DETERMINING WHETHER ALL REQUIRED CONDITIONS HAVE
                                                  BEEN SATISFIED.

RATINGS.........................................  It is a condition to the issuance of the notes that the Class A-2, Class A-3 and Class A-4 Notes be
                                                  rated "AAA" by Standard & Poor's Ratings Services,
                                                  a division of The McGraw-Hill Companies, Inc., and
                                                  "Aaa" by Moody's Investors Service, Inc.

                                                  A SECURITY RATING IS NOT A RECOMMENDATION TO BUY,
                                                  SELL OR HOLD NOTES. THE RATINGS OF THE NOTES
                                                  ADDRESS THE LIKELIHOOD OF THE PAYMENT OF PRINCIPAL
                                                  AND INTEREST ON THE NOTES IN ACCORDANCE WITH THEIR
                                                  TERMS. A RATING AGENCY MAY SUBSEQUENTLY LOWER OR
                                                  WITHDRAW ITS RATING OF ANY CLASS OF THE NOTES. IF
                                                  THIS HAPPENS, NO PERSON OR ENTITY WILL BE OBLIGATED
                                                  TO PROVIDE ANY ADDITIONAL CREDIT ENHANCEMENT FOR
                                                  THE NOTES.

                                                  THE TRUST WILL OBTAIN THE RATINGS MENTIONED ABOVE
                                                  FROM MOODY'S INVESTORS SERVICE, INC. AND STANDARD &
                                                  POOR'S RATINGS SERVICES, A DIVISION OF THE
                                                  MCGRAW-HILL COMPANIES, INC. HOWEVER, ANOTHER RATING
                                                  AGENCY MAY RATE THE NOTES AND, IF SO, THE RATING
                                                  MAY BE LOWER THAN THE RATINGS OBTAINED BY THE TRUST

STRUCTURAL SUMMARY

OVERVIEW........................................  TOYOTA AUTO RECEIVABLES 2000-A OWNER TRUST
                                                  STRUCTURAL DIAGRAM

                                                                        [LOGO]

ASSETS OF THE TRUST.............................  Purchasers of Toyota and Lexus cars and light duty trucks often finance their purchases by entering
                                                  into retail installment sales contracts with Toyota
                                                  and Lexus dealers who then resell the contracts to
                                                  Toyota Motor Credit Corporation. The purchasers of
                                                  the vehicles are referred to as the "obligors"
                                                  under the contracts. Toyota Motor Credit
                                                  Receivables Corporation will purchase a specified
                                                  amount of these contracts from Toyota Motor Credit
                                                  Corporation and on the closing date will sell them
                                                  to the trust in exchange for the notes. These
                                                  contracts are referred to as the "receivables." The
                                                  receivables will have a total outstanding principal
                                                  balance of approximately $1,524,932,796 as of the
                                                  cutoff date.

                                                  Toyota Motor Credit Receivables Corporation will
                                                  sell the Class A-2, Class A-3 and Class A-4 Notes
                                                  to investors for cash and will use this cash to pay
                                                  part of the purchase price for its purchase of the
                                                  receivables from Toyota Motor Credit Corporation.
                                                  Toyota Motor Credit Receivables Corporation will
                                                  pay the remainder of the purchase price from the
                                                  net proceeds from the sale of the Class A-1 Notes
                                                  to Toyota Motor Credit Corporation and by issuing
                                                  to Toyota Motor Credit Corporation a subordinated
                                                  non-recourse promissory note. The chart above
                                                  represents the flow of funds provided by investors
                                                  for the notes and the receivables sold by Toyota
                                                  Motor Credit Corporation.

                                                  On the closing date, the trust will purchase
                                                  receivables having the following characteristics as
                                                  of the cutoff date:

                                                  Total Cutoff Date Principal
                                                    Balance..........................  $1,524,932,796
                                                  Number of Receivables..............  98,405
                                                  Average Cutoff Date Principal
                                                    Balance..........................  $15,496
                                                  Range of Cutoff Date Principal
                                                    Balances.........................  $340 to $49,989
                                                  Average Original Amount Financed...  $16,731
                                                  Range of Original Amount
                                                    Financed.........................  $776 to $57,694
                                                  Weighted Average APR(1)............  10.51%
                                                  Range of APRs......................  8% to 15%
                                                  Weighted Average Original Number of
                                                    Scheduled Payments(1)............  59.5
                                                  Range of Original Number of
                                                    Scheduled Payments...............  12 to 72
                                                  Weighted Average Remaining Number
                                                    of Scheduled Payments(1).........  55.7
                                                  Range of Remaining Number of
                                                    Scheduled Payments...............  4 to 72
                                                  ------------------------
                                                  (1)  Weighted by principal balance as of the cutoff
                                                       date.

                                                  The assets of the trust will also include:

                                                  -  certain monies due or received under the
                                                     receivables on and after the cutoff date;

                                                  -  security interests in the vehicles financed
                                                  under the receivables;

                                                  -  certain bank accounts and the proceeds of those
                                                     accounts; and

                                                  -  proceeds from claims under certain insurance
                                                     policies relating to the financed vehicles or
                                                     the obligors under the receivables and certain
                                                     rights of the seller under the receivables
                                                     purchase agreement.

                                                  FOR A MORE DETAILED DESCRIPTION OF THE ASSETS OF
                                                  THE TRUST, SEE "THE TRUST--GENERAL" IN THIS
                                                  PROSPECTUS SUPPLEMENT.

SERVICING.......................................  Toyota Motor Credit Corporation will be appointed to act as servicer for the receivables owned by the
                                                  trust. The servicer will handle all collections,
                                                  administer defaults and delinquencies and otherwise
                                                  service the contracts. On each payment date, the
                                                  trust will pay the servicer a monthly fee equal to
                                                  one-twelfth of 1.00% of the total principal balance
                                                  of the receivables as of the first day of the
                                                  related collection period. The servicer will also
                                                  receive additional servicing compensation in the
                                                  form of certain investment earnings, late fees and
                                                  other administrative fees and expenses or similar
                                                  charges received by the servicer during such month.

                                                  The servicer will be obligated to advance to the
                                                  trust interest on any receivable that is due but
                                                  unpaid by the obligor. In addition, the servicer
                                                  will be obligated to advance to the trust principal
                                                  that is due but unpaid by the obligor on any
                                                  precomputed receivable (but not on any simple
                                                  interest receivable). However, the servicer will
                                                  not be required to make an advance if it determines
                                                  that the advance will not ultimately be
                                                  recoverable. The trust will reimburse the servicer
                                                  from later collections on the related delinquent
                                                  receivable. If the servicer determines that the
                                                  advance will not ultimately be recoverable from
                                                  proceeds of the related receivable, the servicer
                                                  may be reimbursed from collections on other
                                                  receivables.

                                                  FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO
                                                  "TRANSFER AND SERVICING AGREEMENTS--ADVANCES" IN
                                                  THIS PROSPECTUS SUPPLEMENT AND TO "TRANSFER AND
                                                  SERVICING AGREEMENTS--SERVICING COMPENSATION AND
                                                  PAYMENT OF EXPENSES" IN THE ACCOMPANYING
                                                  PROSPECTUS.

INTEREST AND PRINCIPAL PAYMENTS.................  In general, noteholders are entitled to receive payments of interest and principal from the trust
                                                  only to the extent that collections on the
                                                  receivables, advances and amounts on deposit in the
                                                  reserve account (and available for

                                                  those purposes) are sufficient to make the payments
                                                  described below in the order of priority described
                                                  below.

                                                  A.  INTEREST RATES. The Class A Notes will bear
                                                  interest for each interest accrual period at the
                                                  fixed annual interest rates specified on the cover
                                                  of this prospectus supplement.

                                                  B.  INTEREST ACCRUAL

                                                  The Class A-1 Notes will accrue interest on an
                                                  actual/360 basis from (and including) a payment
                                                  date to (but excluding) the next payment date,
                                                  except that the first interest accrual period will
                                                  be from (and including) the closing date to (but
                                                  excluding) July 17, 2000. This means that the
                                                  interest due on each payment date will be the
                                                  product of: (i) the outstanding principal balance,
                                                  (ii) the interest rate, and (iii) the actual
                                                  number of days since the previous payment date (or,
                                                  in the case of the first payment date, since the
                                                  closing date) divided by 360.

                                                  The Class A-2, Class A-3 and Class A-4 Notes will
                                                  accrue interest on a 30/360 basis from (and
                                                  including) the 15th day of each calendar month to
                                                  (but excluding) the 15th day of the succeeding
                                                  calendar month except that the first interest
                                                  accrual period will be from (and including) the
                                                  closing date to (but excluding) July 15, 2000. This
                                                  means that the interest due on each payment date
                                                  will be the product of: (i) the outstanding
                                                  principal balance, (ii) the interest rate, and
                                                  (iii) 30 (or, in the case of the first payment
                                                  date, 18) divided by 360.

                                                  If noteholders of any class do not receive all
                                                  interest owed on their notes on any payment date,
                                                  the trust will make payments of interest on later
                                                  payment dates to make up the shortfall (together
                                                  with interest on such amounts at the applicable
                                                  interest rate for such class, to the extent
                                                  permitted by law) to the extent funds are available
                                                  to do so pursuant to the payment priorities
                                                  described in this prospectus supplement.

                                                  FOR A MORE DETAILED DESCRIPTION OF THE PAYMENT OF
                                                  INTEREST ON THE NOTES YOU SHOULD REFER TO THE
                                                  SECTIONS OF THIS PROSPECTUS SUPPLEMENT ENTITLED
                                                  "DESCRIPTION OF THE NOTES--PAYMENTS OF INTEREST"
                                                  AND "PAYMENTS TO NOTEHOLDERS".

                                                  C.  PAYMENT PRIORITIES

                                                  On each payment date, the trust will make payments
                                                  from collections on the receivables during the
                                                  related collection period and, if necessary, from
                                                  amounts withdrawn from the reserve account, to the
                                                  extent available for these purposes. Advances made
                                                  by the servicer will be included in collections,
                                                  and reimbursements of servicer advances will be
                                                  deducted from collections before any payments are
                                                  made. The

                                                  trust generally will make payments in the following
                                                  order of priority:

                                                  1.  SERVICING FEE--the servicing fee payable to the
                                                      servicer;

                                                  2.  CLASS A NOTE INTEREST--on a pro rata basis,
                                                      accrued and unpaid interest on the Class A-1,
                                                      Class A-2, Class A-3 and Class A-4 Notes,
                                                      together with any amounts that were to be paid
                                                      pursuant to this clause (2) on any prior
                                                      payment date but were not paid because
                                                      sufficient funds were not available to make the
                                                      payment (with interest accrued on any unpaid
                                                      amounts as described under "Payments to
                                                      Noteholders" in this prospectus supplement);

                                                  3.  ALLOCATION OF PRINCIPAL--to the principal
                                                      distribution account, an amount equal to the
                                                      excess, if any, of (x) the principal balance of
                                                      the receivables as of the end of the collection
                                                      period preceding the related collection period
                                                      (or, in the case of the first collection
                                                      period, as of the cut-off date) over (y) the
                                                      principal balance of the receivables as of the
                                                      end of the related collection period, together
                                                      with any amounts that were to be paid pursuant
                                                      to this clause (3) on any prior payment date
                                                      but were not paid because sufficient funds were
                                                      not available to make the payment;

                                                  4.  RESERVE ACCOUNT DEPOSIT--to the reserve
                                                  account, the amount, if any, necessary to cause the
                                                      balance of funds in the account to equal the
                                                      required balance described under "Reserve
                                                      Account" below; and

                                                  5.  EXCESS AMOUNTS--any remaining amounts will be
                                                      distributed to Toyota Motor Credit Receivables
                                                      Corporation as payment on its fractional
                                                      undivided interest in the trust.

                                                  PAYMENTS OF PRINCIPAL--On each payment date, from
                                                  the amounts deposited into the principal
                                                  distribution account from the allocations of
                                                  principal described in clause (3) above, the trust
                                                  generally will pay principal of the securities in
                                                  the following priority:

                                                  1. to the Class A-1 Notes until they are paid in
                                                  full;

                                                  2. to the Class A-2 Notes until they are paid in
                                                  full;

                                                  3. to the Class A-3 Notes until they are paid in
                                                  full; and

                                                  4. to the Class A-4 Notes until they are paid in
                                                  full.

                                                  After the Class A Notes are paid in full, any
                                                  remaining funds will be paid to Toyota Motor Credit
                                                  Receivables

                                                  Corporation as payment on its fractional undivided
                                                  interest in the trust.

                                                  However, if an event of default under the indenture
                                                  results in acceleration of the notes, the payment
                                                  priorities described above will change from pro
                                                  rata payments of interest followed by sequential
                                                  payments of principal, to pro rata payments of
                                                  interest followed by pro rata payments of principal
                                                  to all four classes of Class A Notes.

                                                  Under those circumstances, the amounts available to
                                                  make payments to any class of Class A Notes may be
                                                  reduced based on the sufficiency of proceeds from
                                                  the liquidation of the assets of the trust.

                                                  FOR INFORMATION CONCERNING SUCH CHANGES IN
                                                  PRIORITIES OF PAYMENTS AND AMOUNTS AVAILABLE, SEE
                                                  "PAYMENTS TO NOTEHOLDERS" IN THIS PROSPECTUS
                                                  SUPPLEMENT.

                                                  D.  SUBORDINATION

                                                  As long as any Class A Notes remain outstanding,
                                                  all payments on each payment date in respect of
                                                  Toyota Motor Credit Receivables Corporation's
                                                  undivided beneficial interest in the trust will be
                                                  subordinated to payments of interest and principal
                                                  on the Class A Notes.

                                                  E.  RESERVE ACCOUNT

                                                  On the closing date, the seller will deposit
                                                  $3,812,332 (0.25% of the outstanding principal
                                                  balance of the receivables as of the cutoff date)
                                                  into the reserve account for the trust.

                                                  On each payment date, if collections on the
                                                  receivables and advances by the servicer are
                                                  insufficient to pay the first three items listed
                                                  under "Interest and Principal Payments--Payment
                                                  Priorities" above, the indenture trustee will
                                                  withdraw funds (if available) from the reserve
                                                  account to pay those amounts.

                                                  If the principal balance of a class of notes is not
                                                  paid in full on the related final scheduled payment
                                                  date, the indenture trustee will withdraw amounts
                                                  from the reserve account (if available) to pay that
                                                  class in full.

                                                  The amount required to be on deposit in the reserve
                                                  account at the close of business on any payment
                                                  date will be the greater of (a) 0.75% of the
                                                  outstanding principal balance of the receivables as
                                                  of the end of the related collection period or
                                                  (b) $7,624,664 (0.50% of the outstanding principal
                                                  balance of the receivables as of the cutoff date),
                                                  except that if charge-offs or delinquencies exceed
                                                  specified levels, the required amount will be the
                                                  greatest of (i) 0.75% of the outstanding principal
                                                  balance of the receivables as of the end of the
                                                  related collection period, (ii) $7,624,664 (0.50%
                                                  of the outstanding

                                                  principal balance of the receivables as of the
                                                  cutoff date), and (iii) 5.50% of the outstanding
                                                  principal balance of the notes as of that payment
                                                  date (after giving effect to payments of principal
                                                  made on that date). On each payment date, the trust
                                                  will deposit, to the extent available, the amount,
                                                  if any, necessary to cause the balance of funds on
                                                  deposit in the reserve account to equal the
                                                  required balance set forth above.

                                                  F.  FINAL SCHEDULED PAYMENT DATES

                                                  The trust is required to pay the outstanding
                                                  principal amount of each class of notes in full on
                                                  or before the related final scheduled payment date
                                                  specified on the cover of this prospectus
                                                  supplement.

                                                  G.  OPTIONAL REDEMPTION; CLEAN-UP CALL

                                                  The servicer may redeem the Class A Notes in whole,
                                                  but not in part, at a price equal to the unpaid
                                                  principal amount of those notes plus any accrued
                                                  and unpaid interest on the notes, on any payment
                                                  date when the outstanding principal balance of the
                                                  receivables has declined to 10% or less of the
                                                  principal balance of the receivables as of the
                                                  cutoff date.

                                                  FOR MORE DETAILED INFORMATION REGARDING THIS
                                                  OPTION, YOU SHOULD REFER TO "TRANSFER AND SERVICING
                                                  AGREEMENTS--OPTIONAL PURCHASE" IN THIS PROSPECTUS
                                                  SUPPLEMENT.

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THOSE SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE ANY CLASS A NOTES.

PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU.

    You may receive payment of principal on your notes earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes. Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

       make early payments, since receivables will generally be prepayable at any time without penalty;

       default, resulting in the repossession and sale of the financed vehicle;
       or

       damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

    Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches its representation or agreement and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the servicer will have the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance of the receivables as of the cutoff date. In addition, an event of default under the indenture could cause your notes to be prepaid. See "BECAUSE THE TRUST HAS LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES" below.

    The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments and cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled maturity date.

PAYMENT PRIORITIES INCREASE RISK OF LOSS OR DELAY IN PAYMENT TO CERTAIN NOTES.

    Based on the priorities described under "Payments to Noteholders", classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

    As a result, the yields of the Class A-3 and A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

    Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

BECAUSE THE TRUST HAS LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES.

    The only sources of funds for payments on the notes are collections on the receivables (which include proceeds of the liquidation of repossessed vehicles and of relevant insurance policies), advances by the servicer and the reserve account. The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the seller, the servicer, Toyota Motor Sales, U.S.A., Inc., any trustee or any of their affiliates. You must rely solely on payments on the receivables, advances by the servicer and amounts available in the reserve account for payments on the notes. Although funds in the reserve account will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve account will be limited. If the entire reserve account has been used, the trust will depend solely on current collections on the receivables and advances by the servicer to make payments on the notes. Any excess amounts released from the reserve account to the seller will no longer be available to noteholders on any later payment date. See "Subordination; Reserve Account" in this prospectus supplement. If the assets of the trust are not sufficient to pay interest and principal on the notes you hold, you will suffer a loss.

    Certain events that are not entirely within the control of the trust or Toyota Motor Credit Corporation may result in events of default under the indenture and cause acceleration of all outstanding Class A Notes. Upon the occurrence of an event of default under the indenture and the acceleration of the notes, the trust may be required promptly to sell the receivables, liquidate the other assets of the trust and apply the proceeds to the payment of the notes. Liquidation would be likely to accelerate payment of all notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The trust cannot predict the length of time that will be required for liquidation of the assets of the trust to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under "PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU" above. Also, an event of default that results in the acceleration of the notes will cause priority of payments of all Class A Notes to change, from pro rata payments of interest followed by sequential payments of principal, to pro rata payments of interest followed by pro rata payments of principal. Therefore, all outstanding Class A Notes will be affected by any shortfall in liquidation proceeds.

PERFORMANCE OF THE RECEIVABLES COULD BE AFFECTED BY ECONOMIC CONDITIONS IN THE STATES WHERE THE RECEIVABLES WERE ORIGINATED.

    If a large number of obligors are located in a particular state, economic conditions or other factors that negatively affect that state could also negatively affect the delinquency, credit loss or repossession experience of the trust. The table entitled "Geographic Distribution of the Receivables by State" on page S-21 of this prospectus supplement provides important information about the number and principal amount of receivables located in each state (based on the address of the related dealer). By cutoff date principal balance, based on the address of the related dealer, 25.23%, 7.09%, 6.63% and 5.33% of the receivables were located in California, Illinois, Virginia, and New York, respectively. By cutoff date principal balance, based on the address of the related dealer, not more than 5% of the receivables were located in any other state.

CERTAIN NOTEHOLDERS MAY HAVE LITTLE OR NO CONTROL WITH RESPECT TO IMPORTANT ACTIONS.

    The trust will pledge the property of the trust to the indenture trustee as collateral for the payment of the notes. As a result, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the notes (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by Toyota Motor Credit Corporation or any of its affiliates), has the power to direct the trust to take certain actions in connection with the property of the trust. The holders of at least 51% of the principal balance of the outstanding notes (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by Toyota Motor Credit Corporation or any of its affiliates) or the indenture trustee acting on behalf of the holders of such notes, will also have the right under certain circumstances to terminate the servicer. In addition, those noteholders will have the right to waive certain events of default or defaults involving the servicer. See "Description of the Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" and "--Waiver of Past Defaults" in the accompanying prospectus.

PAID-AHEAD SIMPLE INTEREST CONTRACTS MAY AFFECT THE WEIGHTED AVERAGE LIFE OF THE NOTES.

    If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

    The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

    TMCC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

THE ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES.

    The notes are not expected to be listed on any securities exchange. There have been times in the past when the absence of a liquid secondary market for similar asset backed securities has caused the holders thereof to be unable to sell their securities at all or other than at a significant loss. The absence of a liquid secondary market for the notes could similarly limit your ability to resell them. This means that if you want to sell your notes in the future, you may have difficulty finding a buyer at all and, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market existed for the notes. There is currently no secondary market for the notes. Although the underwriters have stated that they intend to make a market in each class of notes, they are not obligated to do so. A secondary market may not ever develop for the notes. Even if such a market does develop, it may not provide sufficient liquidity or continue for the life of your notes.

BECAUSE THE NOTES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY.

    Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking societe anonyme or the Euroclear system in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear system must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a Noteholder and the owner trustee will not recognize you as a "Securityholder", as that term is used in the trust agreement. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear system (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear system and to take other actions that require a physical certificate representing the notes.

    Interest and principal on the notes will be paid by the trust to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                   THE TRUST

GENERAL

    The Toyota Auto Receivables 2000-A Owner Trust (the "Trust") is a Delaware business trust formed pursuant to the trust agreement (the "Trust Agreement") between Toyota Motor Credit Receivables Corporation, as seller ("TMCRC", or the "Seller"), the Owner Trustee and First Union Trust Company, National Association as Delaware trustee (the "Delaware Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the receivables described below under "The Receivables Pool" (the "Receivables") and the other assets of the Trust and proceeds therefrom, (ii) issuing the Class A-1 Notes (the "Class A-1 Notes"), Class A-2 Notes (the "Class A-2 Notes"), Class A-3 Notes (the "Class A-3 Notes"), Class A-4 Notes (the
"Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes,
Class A-3 Notes and Class A-4 Notes, the "Class A Notes" or the "Notes") and the subordinated seller's interest (the "Subordinated Seller's Interest" and, together with the Notes, the "Securities"), (iii) making payments on the Notes and the Subordinated Seller's Interest and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust will initially be capitalized with the Notes and the Subordinated Seller's Interest. The Trust will use the Notes and the Subordinated Seller's Interest as consideration for the Receivables transferred to the Trust by the Seller pursuant to the Sale and Servicing Agreement described in the "Summary of Terms" (the "Sale and Servicing Agreement"). The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are being offered hereby. TMCRC will sell the Class A-1 Notes to Toyota

Motor Credit Corporation ("TMCC") in a separate transaction. TMCRC will deliver the net proceeds from the sale of the Notes and a subordinated non-recourse promissory note, to TMCC as consideration for the Receivables transferred to TMCRC by TMCC pursuant to the Receivables Purchase Agreement described in the "Summary of Terms" (the "Receivables Purchase Agreement"). The Subordinated Seller's Interest, evidencing an undivided beneficial interest in the Trust that is fully subordinate to the interest of the holders of the Notes (i.e., an equity interest in the Trust), will be retained by TMCRC.

    TMCC will be appointed to act as the servicer of the Receivables (the "Servicer"). TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement and TMCC will perform additional administrative services for the Trust, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement. TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under "Transfer and Servicing Agreements--Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

    Pursuant to agreements between TMCC and the Dealers, each Dealer will repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer. These Dealer repurchase obligations are referred to herein as "Dealer Recourse". These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of the contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trust, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

    The Notes will be secured by and payable from the property of the Trust. The Trust property includes the Receivables, and certain monies due or received thereunder on or after the Cutoff Date. The Trust property also includes
(i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that shall have secured a Receivable and that shall have been acquired by the Owner Trustee; and (vii) any and all proceeds of the foregoing.

    The Trust's principal offices are in Chicago, Illinois, in care of U.S. Bank, National Association, as Owner Trustee, at the address set forth below under "--The Owner Trustee".

                          CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Subordinated Seller's Interest had taken place on such date:

Class A-1 Notes.............................................  $  374,106,000
Class A-2 Notes.............................................  $  305,000,000
Class A-3 Notes.............................................  $  523,000,000
Class A-4 Notes.............................................  $  277,079,000
Subordinated Seller's Interest..............................  $   45,747,796
                                                              --------------
Total.......................................................  $1,524,932,796
                                                              ==============

                    THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    U.S. Bank National Association is the Owner Trustee (the "Owner Trustee") under the Trust Agreement and the Indenture Trustee (the "Indenture Trustee") under the Indenture. Its principal executive offices are located at 111 East Wacker Drive, Chicago, Illinois 60601. The Seller and its affiliates may maintain normal commercial banking relations with the U.S. Bank National Association and its affiliates.

                          THE SELLER AND THE SERVICER

    On April 18, 2000, Toyota Motor Corporation, the ultimate parent of TMCC, announced its plans to establish Toyota Financial Services Corporation, a new organization that will eventually oversee Toyota Motor Corporation's worldwide financial service operations, including those in the United States. Toyota Financial Services Corporation is scheduled to assume ownership of TMCC, currently a subsidiary of Toyota Motor Sales, U.S.A., Inc., in October, 2000.

    In April 2000, TMCC completed the national launch of an expanded tiered pricing program for retail installment sales contracts. The objective of the expanded program is to better match customer risk with contract rates charged to allow profitable purchases of a wider range of risk levels. Implementation of this expanded program is expected to result in both increased contract yields and increased credit losses in connection with purchases of higher risk contracts.

    Additional information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the Prospectus.

                              THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of June 1, 2000 (the "Cutoff Date"). The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related purchasers (the "Obligors") of the vehicles financed by the Receivables (the "Financed Vehicles"). On or before the date of initial issuance of the Notes (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Sale and Servicing Agreement. During the term of the Sale and Servicing Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

    The Receivables in the Receivables Pool are required to meet certain selection criteria as of the Cutoff Date. Pursuant to such criteria, each
Receivable:

-     falls within the range of:
      remaining principal balance................. $250 to $50,000
      APRs.............................................. 8% to 15%
      original number of monthly ("Scheduled Payments")..... 12 to
      72
      remaining number of Scheduled Payments.............. 4 to 72
-     has a maximum number of:
      days past due for payment.......................... 30 days
      Scheduled Payments paid ahead of schedule....... 6 Scheduled
      Payments
-     was, at the time of origination, secured by a new or used
      automobile or light duty truck;
-     was originated in the United States;
-     provides for scheduled monthly payments that fully amortize the amount financed by such Receivable over its original
      term (except for minimally different payments in the first or last month in the life of the Receivable);
-     is being serviced by Toyota Motor Credit Corporation;
-     to the best knowledge of the Seller, is not due from any
      obligor who is presently the subject of a bankruptcy
      proceeding or is bankrupt or insolvent;
-     does not relate to a vehicle that has been repossessed
      without reinstatement as of the Cutoff Date; and
-     does not relate to a vehicle as to which insurance has been force-placed as of the Cutoff Date.

    Toyota Motor Credit Corporation does not originate retail installment sales contracts in Hawaii, and retail installment sales contracts originated in Texas or by a TMCC subsidiary in Puerto Rico will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Noteholders have been used in selecting the Receivables.

    Based on the addresses of the originating Dealers, the Receivables have been originated in 48 states. Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer. The following are additional characteristics of the Receivables:

-     as a percentage of the aggregate principal balance, as of
        the Cutoff Date:
      Precomputed Receivables............................... 3.52%
      Simple interest Receivables.......................... 96.48%
      New vehicles financed by TMCC........................ 60.81%
      Used vehicles financed by TMCC....................... 39.19%
      Receivables representing financing of vehicles manufactured or distributed
          by Toyota Motor Corporation or its affiliates.... 90.53%
-     as a percentage of the number of Receivables, as of the
        Cutoff Date:
      New vehicles financed by TMCC........................ 50.80%
      Used vehicles financed by TMCC....................... 49.20%

    The composition, distribution by annual percentage rate and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Total Cutoff Date Principal Balance.........................  $1,524,932,796
Number of Receivables.......................................  98,405
Average Cutoff Date Principal Balance.......................  $15,496
  Range of Cutoff Date Principal Balances...................  $340 to $49,989
Average Original Amount Financed............................  $16,731
  Range of Original Amount Financed.........................  $776 to $57,694
Weighted Average APR(1).....................................  10.51%
  Range of APRs.............................................  8% to 15%
Weighted Average Original Number of Scheduled Payments(1)...  59.5
  Range of Original Number of Scheduled Payments............  12 to 72
Weighted Average Remaining Number of Scheduled
  Payments(1)...............................................  55.7
  Range of Remaining Number of Scheduled Payments...........  4 to 72

------------------------

(1) Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                   PERCENTAGE OF                              PERCENTAGE OF
                                   NUMBER OF        TOTAL NUMBER          CUTOFF DATE          CUTOFF DATE
RANGE OF APRS                     RECEIVABLES      OF RECEIVABLES      PRINCIPAL BALANCE      POOL BALANCE
-------------                     -----------      --------------      -----------------      -------------
 8.00 - 8.99....................     23,461              23.84%        $  417,336,508.42          27.37%
 9.00 - 9.99....................     19,857              20.18            351,555,327.91          23.05
10.00 - 10.99...................     12,614              12.82            213,016,559.52          13.97
11.00 - 11.99...................     12,982              13.19            186,094,621.21          12.20
12.00 - 12.99...................     14,262              14.49            170,678,883.73          11.19
13.00 - 13.99...................      7,892               8.02             96,139,235.44           6.30
14.00 - 14.99...................      6,062               6.16             75,860,808.29           4.97
15.00...........................      1,275               1.30             14,250,851.00           0.93
                                     ------             ------         -----------------         ------
    Total(1)....................     98,405             100.00%        $1,524,932,795.52         100.00%
                                     ======             ======         =================         ======

------------------------

(1) Percentages may not add to 100% due to rounding.

             GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES BY STATE(1)

                                                       PERCENTAGE OF                        PERCENTAGE OF
                                         NUMBER OF    TOTAL NUMBER OF      CUTOFF DATE       CUTOFF DATE
STATE                                   RECEIVABLES     RECEIVABLES     PRINCIPAL BALANCE   POOL BALANCE
-----                                   -----------   ---------------   -----------------   -------------
Alabama...............................        111            0.11%      $    2,640,923.27        0.17%
Alaska................................         52            0.05              885,970.81        0.06
Arizona...............................      2,556            2.60           41,374,290.11        2.71
Arkansas..............................      2,088            2.12           36,640,147.57        2.40
California............................     25,543           25.96          384,745,881.71       25.23
Colorado..............................      1,375            1.40           22,776,551.05        1.49
Connecticut...........................      2,623            2.67           35,634,140.02        2.34
Delaware..............................        243            0.25            4,187,323.21        0.27
Florida...............................        611            0.62           13,745,032.44        0.90
Georgia...............................        184            0.19            4,705,442.37        0.31
Idaho.................................        323            0.33            5,003,814.92        0.33
Illinois..............................      6,637            6.74          108,083,584.43        7.09
Indiana...............................        997            1.01           14,074,711.04        0.92
Iowa..................................        167            0.17            2,866,752.02        0.19
Kansas................................      1,309            1.33           19,581,206.58        1.28
Kentucky..............................        819            0.83           12,874,374.93        0.84
Louisiana.............................      2,683            2.73           42,406,759.64        2.78
Maine.................................        183            0.19            2,410,347.64        0.16
Maryland..............................      2,338            2.38           37,207,323.11        2.44
Massachusetts.........................      4,139            4.21           58,401,337.86        3.83
Michigan..............................      1,358            1.38           20,772,258.77        1.36
Minnesota.............................      1,128            1.15           18,613,012.04        1.22
Mississippi...........................        664            0.67           10,301,375.57        0.68
Missouri..............................      1,951            1.98           29,424,892.16        1.93
Montana...............................         43            0.04              525,739.76        0.03
Nebraska..............................        138            0.14            2,216,020.27        0.15
Nevada................................        717            0.73           12,340,445.27        0.81
New Hampshire.........................      1,663            1.69           18,720,633.39        1.23
New Jersey............................      4,338            4.41           71,106,285.58        4.66
New Mexico............................      1,113            1.13           17,792,584.90        1.17
New York..............................      5,256            5.34           81,352,664.88        5.33
North Carolina........................        473            0.48           12,056,587.17        0.79
North Dakota..........................         32            0.03              508,285.60        0.03
Ohio..................................      3,001            3.05           47,427,207.67        3.11
Oklahoma..............................        613            0.62           11,744,669.83        0.77
Oregon................................      1,658            1.68           24,346,740.59        1.60
Pennsylvania..........................      4,164            4.23           64,938,829.91        4.26
Rhode Island..........................        627            0.64            8,598,976.04        0.56
South Carolina........................        115            0.12            2,668,316.89        0.17
South Dakota..........................         30            0.03              452,014.85        0.03
Tennessee.............................      2,415            2.45           36,292,104.43        2.38
Utah..................................        748            0.76           12,622,531.71        0.83
Vermont...............................        348            0.35            4,212,960.71        0.28
Virginia..............................      6,429            6.53          101,088,318.29        6.63
Washington............................      2,800            2.85           41,287,682.00        2.71
West Virginia.........................        286            0.29            4,120,132.78        0.27
Wisconsin.............................      1,224            1.24           17,758,656.52        1.16
Wyoming...............................         92            0.09            1,396,953.21        0.09
                                           ------          ------       -----------------      ------
    Total(2)..........................     98,405          100.00%      $1,524,932,795.52      100.00%
                                           ======          ======       =================      ======

------------------------

(1) Based solely on the addresses of the originating Dealers.

(2) Percentages may not add to 100% due to rounding.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning Toyota Motor Credit Corporation's experience with respect to its portfolio of new and used automobile and light duty truck retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized. The information set forth below does not include retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states of the United States for the years 1996 and 1995.

    The data presented in the following tables are for illustrative purposes only. There is no assurance that Toyota Motor Credit Corporation's delinquency, credit loss and repossession experience with respect to automobile and light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

                       HISTORICAL DELINQUENCY EXPERIENCE

                                                                       AT SEPTEMBER 30,
                                      AT MARCH 31,   ----------------------------------------------------
                                          2000         1999       1998       1997       1996       1995
                                      ------------   --------   --------   --------   --------   --------
Outstanding contracts(1)............     835,742     762,199    667,639    605,632    574,439    517,325
Delinquencies as a percentage of
  contracts outstanding(2)
  31-60 days........................        1.24%       1.28%      1.34%      1.79%      1.46%      1.25%
  61-90 days........................        0.09%       0.09%      0.10%      0.16%      0.14%      0.11%
  Over 90 days......................        0.07%       0.06%      0.08%      0.10%      0.08%      0.06%

------------------------

(1) Number of contracts outstanding at end of period.

(2) The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made on the related due date.

                      NET LOSS AND REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                            FOR THE SIX                   FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                            MONTHS ENDED       --------------------------------------------------------------
                                           MARCH 31, 2000         1999         1998         1997         1996         1995
                                           --------------      ----------   ----------   ----------   ----------   ----------
Principal Amount Outstanding(1)..........   $10,634,010        $9,699,078   $8,075,636   $6,795,213   $5,930,100   $4,930,711
Average Principal Amount
  Outstanding(2).........................   $10,166,544        $8,887,357   $7,435,425   $6,362,657   $5,430,406   $4,843,927
Number of Contracts Outstanding..........       835,742           762,199      667,639      605,632      574,439      517,325
Average Number of Contracts
  Outstanding(2).........................       798,971           714,919      636,636      590,036      545,882      515,723
Number of Repossessions(3)...............         5,656             9,930       10,906       10,994        8,981        8,438
Number of Repossessions as a Percent of
  the Number of Contracts Outstanding....          1.35%             1.30%        1.63%        1.82%        1.56%        1.63%
Number of Repossessions as a Percent of
  the Average Number of Contracts
  Outstanding............................          1.42%             1.39%        1.71%        1.86%        1.65%        1.64%
Gross Charge-Offs(4).....................   $    27,128        $   49,942   $   56,956   $   51,191   $   33,017   $   27,282
Recoveries(5)............................   $     4,165        $    8,060   $    7,898   $    6,864   $    6,604   $    5,957
Net Losses...............................   $    22,962        $   41,882   $   49,058   $   44,327   $   26,413   $   21,325
Net Losses as a Percentage of Principal
  Amount Outstanding.....................          0.43%(6)          0.43%        0.61%        0.65%        0.45%        0.43%
Net Losses as a Percentage of Average
  Principal Amount Outstanding...........          0.45%(6)          0.47%        0.66%        0.70%        0.49%        0.44%

------------------------------

(1) Principal Amount Outstanding includes payoff amount for simple interest contracts and net principal amount for precomputed contracts and unamortized dealer reserve for all contracts.

(2) Average of the principal amount or number of contracts outstanding as of the beginning and end of the indicated periods.

(3) Includes bankrupt repossessions but excludes bankruptcies.

(4) Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.

(5) Includes all recoveries from post-disposition monies received on previously charged-off contracts including any proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(6) Annualized.

                                USE OF PROCEEDS

    The Seller will use the net proceeds from the sale of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (approximately $1,102,269,086 in the aggregate), together with the net proceeds from the sale of the Class A-1 Notes to TMCC and a subordinated non-recourse promissory note issued to TMCC to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to fund the Reserve Account.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under "Risk Factors--PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU", "Description of the Notes--Payments of Principal" and "Weighted Average Lives of the Notes" in this Prospectus Supplement.

    Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

    Principal payments generally will not be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. Principal payments generally will not be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full, and principal payments generally will not be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. However, upon the occurrence and during the continuation of an Event of Default resulting in acceleration of the Notes, the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, will be paid principal on a pro rata basis. It is expected that final payment of each class of Notes will occur on or prior to the respective Final Scheduled Payment Dates.

    Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may accelerate payments in respect of classes that have not reached their respective Final Scheduled Payment Dates. However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the principal balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.

    The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Seller and/or the Servicer will be obligated to repurchase Receivables from the Trust. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. See "Risk Factors--PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU."

    Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

    Certain events that are not entirely within the control of the Trust may cause Events of Default under the Indenture. Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of holders of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC or any of its affiliates), voting as a single class, instruct the Indenture Trustee to accelerate the Notes. The holders of any class of Notes may not have sufficient voting interests to cause or to prevent an acceleration of the Notes. If any Event of Default under the Indenture results in the acceleration of the Notes, the Indenture Trustee may be required to liquidate the assets of the Trust. Liquidation would be likely to accelerate payment of all Notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring. The Trust cannot predict the length of time that will be required for liquidation of the assets of the Trust to be completed. Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described in this Prospectus Supplement under "Risk Factors--PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU".

    The proceeds of any liquidation of the assets of the Trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes. Also, acceleration of the Notes as a result of any Event of Default under the Indenture will cause the priority of payments of all Class A Notes to change, from pro rata payments of interest followed by sequential payments of principal, to pro rata payments of interest followed by pro rata payments of principal to all outstanding classes of Class A Notes. Therefore, all outstanding Class A Notes will be affected by any shortfall in liquidation proceeds.

                      WEIGHTED AVERAGE LIVES OF THE NOTES

    Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Payment Dates. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.

    The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables described under "The Receivables Pool". The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(ii) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month commencing June 30, 2000 and each month has 30 days, (iii) the Notes are issued on June 27, 2000 and payments are made on the Notes on each Payment Date (and each such date is assumed to be the fifteenth day of each applicable month), and (iv) except as otherwise indicated, the Servicer exercises its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised. The hypothetical pools each have an assumed Cutoff Date of June 1, 2000. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

    The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                             REMAINING TERM   ORIGINAL TERM
                                 NUMBER OF        AGGREGATE                   TO MATURITY      TO MATURITY
POOL                            RECEIVABLES   PRINCIPAL BALANCE     APR       (IN MONTHS)      (IN MONTHS)
----                            -----------   -----------------   --------   --------------   -------------
1.............................        429     $    1,589,564.03    12.153           5              47
2.............................      1,613          7,467,052.10    12.094           9              45
3.............................      2,269         12,056,043.44    12.433          15              48
4.............................      3,314         22,777,574.09    11.713          21              44
5.............................      3,201         24,859,388.78    12.186          26              49
6.............................      5,205         59,479,598.98    10.319          33              41
7.............................      3,014         32,119,827.13    11.299          38              47
8.............................      8,004        112,765,566.07    10.429          45              48
9.............................      2,681         37,923,503.41    10.652          49              51
10............................     45,026        748,848,553.32    10.264          57              60
11............................     11,300        201,036,228.26    10.402          61              61
12............................     10,378        221,086,906.57    10.727          69              72
13............................      1,971         42,922,989.34    11.320          72              72
                                  -------     -----------------
                                   98,405     $1,524,932,795.52
                                  =======     =================

    The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                             CLASS A-2 NOTES                             CLASS A-3 NOTES
                                -----------------------------------------   -----------------------------------------
PAYMENT DATE                     0.50%      1.00%      1.50%      1.80%      0.50%      1.00%      1.50%      1.80%
------------                    --------   --------   --------   --------   --------   --------   --------   --------
Closing Date..................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
7/15/00.......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
8/15/00.......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
9/15/00.......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
10/15/00......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
11/15/00......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
12/15/00......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
1/15/01.......................   100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
2/15/01.......................   100.00     100.00     100.00      90.18     100.00     100.00     100.00     100.00
3/15/01.......................   100.00     100.00      88.27      75.02     100.00     100.00     100.00     100.00
4/15/01.......................   100.00      97.72      74.69      60.30     100.00     100.00     100.00     100.00
5/15/01.......................   100.00      86.11      61.33      45.86     100.00     100.00     100.00     100.00
6/15/01.......................   100.00      74.61      48.18      31.72     100.00     100.00     100.00     100.00
7/15/01.......................    90.13      63.22      35.26      17.87     100.00     100.00     100.00     100.00
8/15/01.......................    80.27      51.95      22.56       4.32     100.00     100.00     100.00     100.00
9/15/01.......................    70.43      40.80      10.09       0.00     100.00     100.00     100.00      94.79
10/15/01......................    60.87      29.99       0.00       0.00     100.00     100.00      98.84      87.29
11/15/01......................    51.33      19.29       0.00       0.00     100.00     100.00      91.92      79.96
12/15/01......................    41.80       8.71       0.00       0.00     100.00     100.00      85.13      72.80
1/15/02.......................    32.30       0.00       0.00       0.00     100.00      98.98      78.47      65.81
2/15/02.......................    22.81       0.00       0.00       0.00     100.00      92.95      71.94      58.99
3/15/02.......................    13.35       0.00       0.00       0.00     100.00      86.99      65.55      52.35
4/15/02.......................     4.26       0.00       0.00       0.00     100.00      81.27      59.42      45.96
5/15/02.......................     0.00       0.00       0.00       0.00      97.19      75.62      53.41      39.75
6/15/02.......................     0.00       0.00       0.00       0.00      91.91      70.04      47.53      33.70
7/15/02.......................     0.00       0.00       0.00       0.00      86.64      64.53      41.79      27.82
8/15/02.......................     0.00       0.00       0.00       0.00      81.39      59.10      36.18      22.12
9/15/02.......................     0.00       0.00       0.00       0.00      76.33      53.87      30.79      16.64
10/15/02......................     0.00       0.00       0.00       0.00      71.28      48.71      25.54      11.32
11/15/02......................     0.00       0.00       0.00       0.00      66.24      43.63      20.41       6.17
12/15/02......................     0.00       0.00       0.00       0.00      61.22      38.62      15.42       1.19
1/15/03.......................     0.00       0.00       0.00       0.00      56.21      33.68      10.56       0.00
2/15/03.......................     0.00       0.00       0.00       0.00      51.22      28.82       5.85       0.00
3/15/03.......................     0.00       0.00       0.00       0.00      46.24      24.04       1.27       0.00
4/15/03.......................     0.00       0.00       0.00       0.00      41.60      19.58       0.00       0.00
5/15/03.......................     0.00       0.00       0.00       0.00      36.98      15.20       0.00       0.00
6/15/03.......................     0.00       0.00       0.00       0.00      32.37      10.89       0.00       0.00
7/15/03.......................     0.00       0.00       0.00       0.00      27.78       6.65       0.00       0.00
8/15/03.......................     0.00       0.00       0.00       0.00      23.20       2.49       0.00       0.00
9/15/03.......................     0.00       0.00       0.00       0.00      18.80       0.00       0.00       0.00
10/15/03......................     0.00       0.00       0.00       0.00      14.41       0.00       0.00       0.00
11/15/03......................     0.00       0.00       0.00       0.00      10.03       0.00       0.00       0.00
12/15/03......................     0.00       0.00       0.00       0.00       5.67       0.00       0.00       0.00
1/15/04.......................     0.00       0.00       0.00       0.00       1.33       0.00       0.00       0.00
2/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
3/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
4/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
5/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
6/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
7/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
8/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
9/15/04.......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00
10/15/04......................     0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00

Weighted Average Life
  (years)(1)..................     1.44       1.19       1.00       0.90       2.72       2.35       2.00       1.81
Weighted Average Life
  (years)(1)(2)...............     1.44       1.19       1.00       0.90       2.72       2.35       2.00       1.81

                                             CLASS A-4 NOTES
                                -----------------------------------------
PAYMENT DATE                     0.50%      1.00%      1.50%      1.80%
------------                    --------   --------   --------   --------
Closing Date..................   100.00     100.00     100.00     100.00
7/15/00.......................   100.00     100.00     100.00     100.00
8/15/00.......................   100.00     100.00     100.00     100.00
9/15/00.......................   100.00     100.00     100.00     100.00
10/15/00......................   100.00     100.00     100.00     100.00
11/15/00......................   100.00     100.00     100.00     100.00
12/15/00......................   100.00     100.00     100.00     100.00
1/15/01.......................   100.00     100.00     100.00     100.00
2/15/01.......................   100.00     100.00     100.00     100.00
3/15/01.......................   100.00     100.00     100.00     100.00
4/15/01.......................   100.00     100.00     100.00     100.00
5/15/01.......................   100.00     100.00     100.00     100.00
6/15/01.......................   100.00     100.00     100.00     100.00
7/15/01.......................   100.00     100.00     100.00     100.00
8/15/01.......................   100.00     100.00     100.00     100.00
9/15/01.......................   100.00     100.00     100.00     100.00
10/15/01......................   100.00     100.00     100.00     100.00
11/15/01......................   100.00     100.00     100.00     100.00
12/15/01......................   100.00     100.00     100.00     100.00
1/15/02.......................   100.00     100.00     100.00     100.00
2/15/02.......................   100.00     100.00     100.00     100.00
3/15/02.......................   100.00     100.00     100.00     100.00
4/15/02.......................   100.00     100.00     100.00     100.00
5/15/02.......................   100.00     100.00     100.00     100.00
6/15/02.......................   100.00     100.00     100.00     100.00
7/15/02.......................   100.00     100.00     100.00     100.00
8/15/02.......................   100.00     100.00     100.00     100.00
9/15/02.......................   100.00     100.00     100.00     100.00
10/15/02......................   100.00     100.00     100.00     100.00
11/15/02......................   100.00     100.00     100.00     100.00
12/15/02......................   100.00     100.00     100.00     100.00
1/15/03.......................   100.00     100.00     100.00      93.18
2/15/03.......................   100.00     100.00     100.00      84.45
3/15/03.......................   100.00     100.00     100.00      76.06
4/15/03.......................   100.00     100.00      94.34      68.22
5/15/03.......................   100.00     100.00      86.53      60.70
6/15/03.......................   100.00     100.00      78.97      53.50
7/15/03.......................   100.00     100.00      71.67      46.63
8/15/03.......................   100.00     100.00      64.62      40.09
9/15/03.......................   100.00      97.20      57.96       0.00
10/15/03......................   100.00      89.84      51.55       0.00
11/15/03......................   100.00      82.62      45.40       0.00
12/15/03......................   100.00      75.54      39.51       0.00
1/15/04.......................   100.00      68.62       0.00       0.00
2/15/04.......................    94.34      61.84       0.00       0.00
3/15/04.......................    86.21      55.21       0.00       0.00
4/15/04.......................    78.95      49.31       0.00       0.00
5/15/04.......................    71.72      43.55       0.00       0.00
6/15/04.......................    64.52       0.00       0.00       0.00
7/15/04.......................    57.35       0.00       0.00       0.00
8/15/04.......................    50.48       0.00       0.00       0.00
9/15/04.......................    43.63       0.00       0.00       0.00
10/15/04......................     0.00       0.00       0.00       0.00
Weighted Average Life
  (years)(1)..................     4.09       3.74       3.29       2.99
Weighted Average Life
  (years)(1)(2)...............     4.19       3.87       3.41       3.09

------------------------------
(1) The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

    This table has been prepared based on the assumptions described above under "Weighted Average Lives of the Notes" (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                      POOL FACTORS AND TRADING INFORMATION

    The "Pool Factor" with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute each Pool Factor each month. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Pool Factor for that month.

    Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factors and various other items of information pertaining to the Trust. Noteholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" in the Prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the "SEC") following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

    The Class A Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the Class A Notes will accrue at the respective per annum interest rates set forth on the front cover of this prospectus supplement (each, an "Interest Rate") and will be payable to the related Noteholders monthly on the fifteenth of each month (or, if such date is not a Business Day, on the next succeeding Business
Day) (each such date, a "Payment Date") commencing July 17, 2000. A "Business Day" is any day except a Saturday or Sunday, or a day on which banks in New York, San Francisco or Chicago are closed.

    Interest will accrue for the period (i) with respect to the Class A-1 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Class A-2, Class A-3 and Class A-4 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the fifteenth day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the fifteenth day of the following calendar month (each an "Interest Period").

    Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed during the Interest Period and a 360-day year. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).

    Interest payments on the Notes will generally be made from funds on deposit in the Collection Account with respect to the Collection Period preceding the related Payment Date (including any Advances made by the Servicer and any funds deposited therein from the Reserve Account or Payments Ahead withdrawn for application with respect to such Collection Period) remaining after reimbursement of Advances made by the Servicer and payment of the Servicing Fee. Interest payments on all classes of Class A Notes will have the same priority. See "Payments to Noteholders" in this Prospectus Supplement.

    Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes, in which case each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on such Payment Date. See "Payments to Noteholders" and "Subordination; Reserve Account" in this Prospectus Supplement.

    An Event of Default will occur if the full amount of interest due on any class of Class A Notes is not paid within five days of the related Payment Date. Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Trust. See "Description of Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the Prospectus.

PAYMENTS OF PRINCIPAL

    Principal payments generally will be made to the Noteholders on each Payment Date commencing July 17, 2000, in an aggregate amount equal to the amount deposited in the Principal Distribution Account on such Payment Date. See "Payments to Noteholders" in this Prospectus Supplement. Principal payments generally will be made to holders of each class of Class A Notes in sequential order until the principal balance of each such class is reduced to zero. Following and during the continuance of an Event of Default that results in acceleration of the Notes, principal payments to holders of all classes of Class A Notes will be made on a pro rata basis, based on their outstanding principal balances.

    The principal balance of each class of Notes will be due on the Final Scheduled Payment Date indicated on the front cover of this Prospectus Supplement (the "Class A-1 Final Scheduled Payment Date," the "Class A-2 Final Scheduled Payment Date", the "Class A-3 Final Scheduled Payment Date" and the "Class A-4 Final Scheduled Payment Date", respectively). The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates set forth above based on a variety of factors, including those described under "Prepayment and Yield Considerations" and "Weighted Average Lives of the Notes" in this Prospectus Supplement and in the Prospectus.

INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Upon an "Event of Default" (which term is defined in the Prospectus), the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default under the Indenture, including a default in the payment of any unpaid principal of a class of Notes on its Final Scheduled Payment Date or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" has been satisfied. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.

NOTICES

    Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof. While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to DTC. If Notes are issued in definitive form, these notices will mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date. Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.

PRESCRIPTION

    In the event that any Noteholder shall not surrender its Notes for retirement within six months after the date specified in the written notice given by the Indenture Trustee of the date for final payment thereof, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for retirement and receive the final payment with respect thereto. If within one year after such second notice any Notes shall not have been surrendered, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Indenture. Any funds remaining unclaimed after exhaustion of such remedies shall be paid by the Indenture Trustee to a charity specified in the Indenture.

GOVERNING LAW

    The Indenture and Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

                            PAYMENTS TO NOTEHOLDERS

    On the second Business Day preceding each Payment Date (each, a "Determination Date"), the Servicer will inform the Owner Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Principal Distribution Amount and, based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be paid to the Noteholders.

    On or before each Payment Date, the Indenture Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account.

    The Owner Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders "Payments to Noteholders" will be determined in the manner described below.

CALCULATION OF AVAILABLE COLLECTIONS

    The amount of funds available for payment on a Payment Date (without taking account of amounts held in the Reserve Account) ("Available Collections") will generally be the sum of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first payment date, the period from June 1, 2000 through the last day of the calendar month preceding such payment date:

    (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods);

    (ii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

   (iii) all Advances made by the Servicer; and

    (iv) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

    Available Collections on any Payment Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable, (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable,
(iii) recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid, (iv) late fees, extension fees and other administrative fees and expenses or similar charges collected by the Servicer and (v) any rebates of unearned interest charges with respect to Precomputed Receivables.

    A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first. The principal balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

CALCULATION OF PRINCIPAL DISTRIBUTION AMOUNT

    "Principal Distribution Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cut-off Date, in the case of the first Collection Period, over (b) the Pool Balance as of the end of the related Collection Period, together with any portion of the Principal Distribution Amount that was to be deposited into the Principal Distribution Account on any prior Payment Date but was not because sufficient funds were not available to make such deposit; provided, however, that the Principal Distribution Amount shall not exceed the outstanding principal amount of all the Notes on such Payment Date (prior to giving effect to any principal payments made on such Payment Date); and provided, further, that (i) the Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii), the Principal Distribution

Amount on the Class A-3 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the Principal Distribution Amount on the
Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

PAYMENTS

    On each Payment Date, from Available Collections for the related Collection Period and amounts withdrawn from the Reserve Account, the Trust will make the following payments in the following order of priority:

    1.  SERVICING FEE--the Servicing Fee payable to the Servicer;

    2. CLASS A NOTE INTEREST--on a pro rata basis, accrued and unpaid interest on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because sufficient funds were not available to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

    3. ALLOCATION OF PRINCIPAL--to the Principal Distribution Account, the Principal Distribution Amount;

    4. RESERVE ACCOUNT DEPOSIT--to the Reserve Account, the amount, if any, necessary to cause the balance of funds therein to equal the required balance described under "Reserve Account" below; and

    5. EXCESS AMOUNTS--any remaining amounts in the Collection Account will be distributed to the Seller as payment on the Subordinated Seller's Interest.

    On each Payment Date, from the amounts deposited into the Principal Distribution Account from the allocations of principal described in clause (3) above, the Trust will pay principal of the Notes in the following priority:

    1. to the Class A-1 Notes until an amount equal to the principal balance thereof has been paid;

    2. to the Class A-2 Notes until an amount equal to the principal balance thereof has been paid;

    3. to the Class A-3 Notes until an amount equal to the principal balance thereof has been paid;

    4. to the Class A-4 Notes, until an amount equal to the principal balance thereof has been paid;

    5. after the Notes are paid in full, to the Subordinated Seller's Interest any remaining funds.

PAYMENTS AFTER OCCURRENCE OF EVENT OF DEFAULT AND ACCELERATION

    After an Event of Default that results in an acceleration of the Notes, the Trust will make the following payments in the following order of priority from Available Collections for the related Collection Period and amounts withdrawn from the Reserve Account:

    1.  SERVICING FEE--the Servicing Fee payable to the Servicer;

    2. CLASS A NOTE INTEREST--on a pro rata basis, accrued and unpaid interest on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because sufficient funds were not available to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

    3. ALLOCATION OF PRINCIPAL--to all Class A Noteholders on a pro rata basis, until the outstanding principal balance of each such class of Notes has been reduced to zero;

    4. EXCESS AMOUNTS--any remaining amounts in the Collection Account will be distributed to the Seller as payment on the Subordinated Seller's Interest.

                         SUBORDINATION; RESERVE ACCOUNT

    The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation as described under "Transfer and Servicing Agreements--Servicing Compensation" in this Prospectus Supplement and the reimbursement of Advances.

SUBORDINATION

    As long as any Notes remain outstanding, payments on the Subordinated Seller's Interest will be subordinated to payments of interest and principal on the Notes.

RESERVE ACCOUNT

    The Noteholders will have the benefit of the Reserve Account. The Reserve Account will be a segregated trust account held by the Indenture Trustee. Any amounts held on deposit in the Reserve Account will be owned by the Seller, subject to the right of the Indenture Trustee to withdraw such amounts as described below, and any investment earnings thereon will be taxable to the Seller for federal income tax purposes. On the Closing Date, the Seller will deposit $3,812,332 (0.25% of the outstanding principal balance of the Receivables as of the Cutoff Date) into the Reserve Account for the Trust.

    On each Payment Date, if Available Collections are insufficient to pay the first three items listed under "Payments to Noteholders--Payments" above, the Indenture Trustee will withdraw funds (if available) from the Reserve Account to pay those amounts.

    If the principal balance of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts from the Reserve Account (if available) to pay that class in full.

    The amount required to be on deposit in the Reserve Account at the close of business on any Payment Date (the "Specified Reserve Account Balance") will be the greater of 0.75% of the outstanding principal balance of the receivables as of the end of the related Collection Period or (b) $7,624,664 (0.50% of the outstanding principal balance of the Receivables as of the Cutoff Date); provided however, that if, on any Payment Date (x) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.25% or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.25%, the Specified Reserve Account Balance will be the greatest of (a) 0.75% of the outstanding principal balance of the receivables as of the end of the related Collection Period, (b) $7,624,664 (0.50% of the outstanding principal balance of the Receivables as of the Cutoff Date) and
(c) 5.50% of the Class A Note Balance as of such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date); provided further, that the Specified Reserve Account Balance with respect to any date shall not exceed the sum of the Class A Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date).

    As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each Payment Date, the Trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under "Payments to Noteholders".

    The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables that become Defaulted Receivables during that Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period.

    The "Aggregate Net Losses" with respect to a Collection Period will equal the principal balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus the sum of (x) Net Liquidations Proceeds collected during such Collection Period with respect to all Defaulted Receivables and (y) the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Sale and Servicing Agreement.

    The "Delinquency Percentage" with respect to a Collection Period will equal
(a) the number of all outstanding Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period (excluding Receivables as to which the Financed Vehicle has been liquidated during that Collection Period), determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period.

    A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

    The Servicer may, from time to time after the date of this Prospectus Supplement, request each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (each a "Rating Agency") to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or make certain changes with respect to the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the Owner Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, then the Specified Reserve Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect such new calculation.

    As of the close of business on any Payment Date on which the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance for such Payment Date, subject to certain limitations, the Servicer will instruct the Indenture Trustee to release and distribute such excess to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, the Noteholders will have no rights in, or claims to, such amounts.

    Funds on deposit in the Reserve Account may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Account will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be paid to the Seller. Any loss on such investments will be charged to the Reserve Account.

    After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Seller.

                       TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

    The description of the terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements herein supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

    In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, the Seller will also establish and will maintain with the Indenture Trustee the Reserve Account for the benefit of the Noteholders. The Reserve Account will not be an asset of the Trust. The Servicer will establish the Payahead Account with the Indenture Trustee for the benefit of the Noteholders and the Seller as holder of the Subordinated Seller's Interest. The Payahead Account will not be an asset of the Trust. The Indenture Trustee will establish an administrative subaccount within the Collection Account entitled the Principal Distribution Account (the "Principal Distribution Account"), for the benefit of the Noteholders.

SERVICING COMPENSATION

    The Servicing Fee with respect to each Collection Period will be one-twelfth of 1.00% (the "Servicing Fee Rate") of the outstanding principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the outstanding principal balance of the Receivables as of the Cutoff Date and will be paid from Available Collections as described under "Payments to Noteholders" in this Prospectus Supplement. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Collection Account or Payahead Account. See "--Collections" below and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

    The Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Payment Date. However, if
(i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing under the Indenture or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Services, and alternative arrangements acceptable to the Rating Agencies are not made, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit. Such amounts will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account or Payahead Account in Eligible Investments from the time deposited until the related Payment Date. The Seller, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Fund in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Payment Date. See "Description of the Transfer and Servicing Agreements--Collections" in the Prospectus.

    "Eligible Investments" will be specified in the Transfer and Servicing Agreements and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Notes.

    Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the second preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Servicing Agreements--Collections" in the Prospectus.

ADVANCES

    The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due to the extent described under "Description of the Transfer and Servicing Agreements--Advances" in the Prospectus, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, if the Servicer determines that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Servicing Agreements--Advances" in the Prospectus.

    The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily as described in "--Collections" above, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Owner Trustee as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus.

OPTIONAL PURCHASE

    The Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer, or any successor to the Servicer, may purchase the Receivables when the outstanding principal balance of the Receivables shall have declined to 10% or less of the outstanding principal balance of the Receivables as of the Cutoff Date, as described in the Prospectus under "Description of The Transfer and Servicing Agreements--Termination". The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon.

REMOVAL OF SERVICER

    The Indenture Trustee or the holders of at least 51% of the outstanding principal amount of the Class A Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC or any of its affiliates), voting as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default without the consent of any holder of the Subordinated Seller's Interest, if a Servicer Default occurs.

    A "Servicer Default" will occur upon the (i) failure by the Servicer to deliver to the Collection Account any required payment or to deliver the related Servicer's Certificate, which failure continues unremedied for three Business Days after discovery of the failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Owner Trustee, Indenture Trustee or Noteholders evidencing not less than 25% of the aggregate principal amount of the Notes then entitled to terminate the rights and obligations of the Servicer as described in the preceding paragraph (excluding for purposes of such calculation and action all Notes held by the Seller, the Servicer or any of their affiliates); (ii) failure by the Servicer to observe or to perform in any material respect any other covenants or agreements set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders and is not remedied within 90 days of written notice thereof to the Servicer as provided in clause (i); or (iii) certain events of insolvency or bankruptcy of the Servicer occur. Under such circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor servicer appointed under the Sale and Servicing Agreement. Upon receipt of notice of the occurrence of a Servicer default, the Indenture Trustee shall give notice thereof to the Rating Agencies. Notwithstanding the forgoing, a delay in or a failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute a Servicer Default if such failure or delay is caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement, and the Servicer shall provide to the Trustee, the Indenture Trustee, the Seller and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligation.

    For more information regarding the removal of the Servicer, see "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default" in the Prospectus.

                    THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    U.S. Bank National Association will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of the Subordinated Seller's Interest. U.S. Bank National Association will also be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement will be conferred or imposed upon the Owner Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

    The Owner Trustee and the Indenture Trustee may resign at any time and, under the Trust Agreement, U.S. Bank will be required to resign as Owner Trustee if any Event of Default under the Indenture occurs. If the Owner Trustee or Indenture Trustee resigns, the Servicer will be obligated to appoint a successor thereto. TMCC as administrator under the Administration Agreement may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act (including, but not limited to, pursuant to the provisions of the Trust Indenture Act in connection with the occurrence of an Event of Default) or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

    The Trust Agreement will provide that the Servicer will pay the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or of any Receivables or related documents. The Owner Trustee will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Owner Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

    The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

    The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of the Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC or any of its affiliates), evidencing not less than 25% of the voting interests of such class of Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Notes-- The Indenture" in this Prospectus Supplement.

                              ERISA CONSIDERATIONS

    The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA and the risks associated with the Notes being treated as "equity interests" under the Plan Assets Regulation, see "ERISA Considerations" in the Prospectus.

    Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of relief under Section 401(c) of ERISA. A purchaser of the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited exemptions.

    The Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan. None of the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes may be purchased with the assets of a Plan if the Seller as holder of the Subordinated Seller's Interest is a fiduciary with respect to those Plan assets and participates in the decision to purchase these Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of O'Melveny & Myers LLP, tax counsel to the trust ("Tax Counsel"), under current law and subject to the discussion set forth below, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Tax Counsel will advise the Trust that the Class A-2, Class A-3 and Class A-4 Notes will be classified as debt for federal income tax purposes. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.

    In addition, Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences" herein and in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes.

    For additional information regarding the federal and state tax treatment of the Trust, and the federal and state tax consequences of the purchase, ownership and disposition of the Notes, prospective investors should refer to the discussion in the accompanying Prospectus under the heading "Certain Federal Income Tax Consequences--Tax Treatment of Owner Trusts--TAX CONSEQUENCES TO HOLDERS OF THE NOTES."

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to each of the Class A-2 Note/Class A-3 Note/Class A-4 Note Underwriters named below (collectively, the "Class A-2 Note/Class A-3 Note/Class A-4 Note Underwriters"), and each of the Class A-2 Note/Class A-3 Note/Class A-4 Note Underwriters has severally agreed to purchase the initial principal amount of Class A-2 Notes, Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                                           PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
UNDERWRITERS                                 CLASS A-2 NOTES       CLASS A-3 NOTES       CLASS A-4 NOTES
------------                               -------------------   -------------------   -------------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..................      $ 62,095,000          $106,475,000          $ 56,410,000
Morgan Stanley & Co Incorporated.........        62,095,000           106,475,000            56,409,000
Chase Securities Inc.....................        36,162,000            62,010,000            32,852,000
Deutsche Bank Securities Inc.............        36,162,000            62,010,000            32,852,000
Goldman, Sachs & Co......................        36,162,000            62,010,000            32,852,000
Lehman Brothers Inc......................        36,162,000            62,010,000            32,852,000
Salomon Smith Barney Inc.................        36,162,000            62,010,000            32,852,000

Total....................................      $305,000,000          $523,000,000          $277,079,000

    The Seller has been advised by the Class A-2 Note/Class A-3 Note/Class A-4 Note Underwriters that they propose initially to offer the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the public at the prices set forth herein. After the initial public offering of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the public offering price may change.

    The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                    UNDERWRITING                             SELLING
                                    DISCOUNT AND   NET PROCEEDS TO THE   CONCESSIONS NOT   REALLOWANCE NOT
                                    COMMISSIONS         SELLER(1)           TO EXCEED         TO EXCEED
                                    ------------   -------------------   ---------------   ---------------
Class A-2 Notes...................       0.125%            99.87211%          0.075%            0.038%
Class A-3 Notes...................       0.175%            99.80972%          0.105%            0.053%
Class A-4 Notes...................       0.255%            99.72041%          0.153%            0.077%

  Total for the offered Notes.....  $2,003,051       $1,102,919,086

------------------------

(1) Before deducting expenses payable by the Seller, estimated to be $650,000.

    Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

    If the Underwriters create a short position in the Notes in connection with this offering, (i.e., they sell more Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Notes in the open market.

    The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the

Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Notes as part of the offering.

    In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Notes are new issues of securities and there currently is no secondary market for the Notes. The Underwriters for the Notes expect to make a market in such Notes but will not be obligated to do so. There is no assurance that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

    The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriters.

    In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

    The Seller and TMCC have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

    It is expected that the delivery of the Notes will be made against payment therefor on or about the Closing Date, which is expected to be the seventh business day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof and for a period of days hereafter will be required, by virtue of the fact that the Notes initially will settle seven business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

    Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                                 LEGAL OPINIONS

    In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and certain federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP.

                                 INDEX OF TERMS

ABS...................................     25
ABS Table.............................     25
Aggregate Net Losses..................     34
Available Collections.................     31
Business Day..........................     28
Charge-off Rate.......................     34
Class A Notes.........................     16
Class A-1 Final Scheduled Payment
  Date................................     29
Class A-1 Notes.......................     16
Class A-2 Final Scheduled Payment
  Date................................     29
Class A-2 Notes.......................     16
Class A-3 Final Scheduled Payment
  Date................................     29
Class A-3 Notes.......................     16
Class A-4 Final Scheduled Payment
  Date................................     29
Class A-4 Notes.......................     16
Closing Date..........................     18
Code..................................     39
Current Receivable....................     34
Cutoff Date...........................     18
Dealer Recourse.......................     17
Defaulted Receivable..................     31
Delaware Trustee......................     16
Delinquency Percentage................     34
Determination Date....................     30
Eligible Investments..................     36
Event of Default......................     29
Excess Payment........................     36
Financed Vehicles.....................     18
Global Notes..........................    A-1
Indenture Trustee.....................     18
Interest Period.......................     30
Interest Rate.........................     28
Liquidated Receivable.................     34
Net Liquidation Proceeds..............     31
Non-U.S. Person.......................    A-4
Notes.................................     16
Obligors..............................     18
Owner Trustee.........................     18
Payment Date..........................     28
Payments to Noteholders...............     30
Plan..................................     39
Pool Factor...........................     28
Prepayment............................     36
Principal Distribution Account........     35
Principal Distribution Amount.........     31
Rating Agency.........................     34
Receivables...........................     16
Receivables Pool......................     18
Receivables Purchase Agreement........     18
Redemption Price......................     37
Sale and Servicing Agreement..........     17
Scheduled Payments....................     19
SEC...................................     28
Securities............................     16
Securityholder........................     16
Seller................................     16
Servicer..............................     17
Servicer Default......................     37
Servicing Fee Rate....................     35
Specified Reserve Account Balance.....     33
Subordinated Seller's Interest........     16
Summary of Terms......................     17
Tax Counsel...........................     40
TMCC..................................     17
TMCRC.................................     16
Transfer and Servicing Agreements.....     35
Trust.................................     16
Trust Agreement.......................     16
U.S. Person...........................    A-4

                                    ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Notes (the "Global Notes") will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through DTC, Clearstream Banking societe anonyme ("Clearstream Banking Luxembourg") or the Euroclear system. The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Notes through Clearstream Banking Luxembourg and the Euroclear system will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

    Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed notes issues.

    Secondary cross-market trading between Clearstream Banking Luxembourg or the Euroclear system and DTC Participants holding notes will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and the Euroclear system (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and the Euroclear system will hold positions on behalf of their participants through their depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Notes through DTC will follow DTC settlement practice. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Notes through Clearstream Banking Luxembourg or the Euroclear system accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to notes custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

    TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG AND/OR EUROCLEAR SYSTEM PARTICIPANTS. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear system Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR SYSTEM PARTICIPANTS. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear system Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or the Euroclear system through a Clearstream Banking Luxembourg Participant or Euroclear system Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or the Euroclear system will instruct the respective depositary, as the case may be, to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant's or Euroclear system Participant's account. The notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear system cash debt will be valued instead as of the actual settlement date.

    Clearstream Banking Luxembourg Participants and Euroclear system Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or the Euroclear system. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or the Euroclear system until the Global Notes are credited to their accounts one day later.

    As an alternative, if Clearstream Banking Luxembourg or the Euroclear system has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear system Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear system Participants purchasing Global Notes would incur overdraft charges for one day, assuming they clear the overdraft when the Global Notes are credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant's or Euroclear system Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear system Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CLEARSTREAM BANKING LUXEMBOURG OR EUROCLEAR SYSTEM SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear system Participants may employ their customary procedures for transactions in which Global

Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or the Euroclear system through a Clearstream Banking Luxembourg Participant or Euroclear system Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or the Euroclear system will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear system Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear system Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear system Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear system Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream Banking Luxembourg or the Euroclear system and that purchase Global Notes from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear system Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream Banking Luxembourg or the Euroclear system for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear system accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear system account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear system Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Notes holding notes through Clearstream Banking Luxembourg or the Euroclear system (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8

(Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME
(FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

    The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

    As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that elected to be treated as United States persons prior to such date also shall be U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.

PROSPECTUS

                         TOYOTA AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER
                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

    YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    This prospectus does not contain complete information about the offering of securities. You are urged to read both this prospectus and the related prospectus supplement that will provide additional information about the securities being offered to you. No one may use this prospectus to offer and sell the securities unless it is accompanied by the related prospectus supplement. If any statement in the prospectus supplement conflicts with statements in this prospectus, the statements in the prospectus supplement will control.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Notes of a given series issued by a trust will be obligations of that trust only. Certificates of a given series issued by a trust will represent beneficial interests in that trust only. The securities will not be obligations of, interests in, and are not guaranteed or insured by, Toyota Motor Credit Corporation, Toyota Motor Credit Receivables Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates. Neither the securities nor the receivables owned by the trust are insured or guaranteed by any governmental agency.

THE TRUSTS-

    -  A new trust will be formed to issue each series of securities.

    -  The assets of each trust:

        -  will be described in a related prospectus supplement;

        - will primarily be a pool of retail installment sales contracts secured by new or used automobiles and light duty trucks;

        -  will include related assets such as:

        -  security interests in the financed vehicles;

        -  proceeds from claims on related insurance policies; and

        -  amounts deposited in specified bank accounts.

THE SECURITIES-

    -  will be asset-backed securities sold periodically in one or more series;

    -  will be paid only from the assets of the related trust;

    -  will be issued in one or more classes; and

    -  will consist of:

        -  notes (which will be treated as indebtedness of the trust) and/or

        - certificates (which will represent an undivided ownership interest in the trust).

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

                  The date of this Prospectus is June 16, 2000.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    Information about the securities is provided in two separate documents that progressively provide more detail:

    - this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series; and

    - the accompanying prospectus supplement, which will describe the specific terms of your series of securities including:

    --  the timing of interest and principal payments;

    --  the priority of interest and principal payments;

    -- financial and other information about the receivables owned by the trust;

    --  information about the credit enhancement for each class;

    --  the rating of each class; and

    --  the method for selling the securities.

    IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where their offer is not permitted.

    Cross-references in this prospectus and in the prospectus supplement have been provided to captions in these materials where you can find further related discussions. Cross-references are contained in the introductory summary which will direct you elsewhere in this prospectus to more detailed descriptions of a particular topic. The Table of Contents on the back cover page of this prospectus provides the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 86 in this prospectus.

                                SUMMARY OF TERMS

    . THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND PROVIDES A GENERAL OVERVIEW OF RELEVANT TERMS OF THE SECURITIES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

ISSUER............................  The trust to be formed for each series of securities. If the trust issues notes and certificates, it will be
                                    formed by a trust agreement between the seller and the
                                    trustee of the trust. If the trust issues only
                                    certificates, it will be formed by a pooling and
                                    servicing agreement among the seller, the servicer and
                                    the trustee of the trust.

SELLER............................  Toyota Motor Credit Receivables Corporation. The
                                    principal executive offices of Toyota Motor Credit
                                    Receivables Corporation are located at 19300 Gramercy
                                    Place, North Building, Torrance, California 90509,
                                    Attn: President and its telephone number is (310)
                                    468-7332.

SERVICER..........................  Toyota Motor Credit Corporation. The principal executive offices of Toyota Motor Credit Corporation are located
                                    at 19001 South Western Avenue, Torrance, California
                                    90509, its telephone number is (310) 787-1310 and its
                                    facsimile number is (310) 468-6194.

TRUSTEE...........................  The trustee for each series of securities will be named in the prospectus supplement for that series.

INDENTURE TRUSTEE.................  If the trust issues notes, the trustee for the indenture will be named in the prospectus supplement for that
                                    series.

SECURITIES........................  NOTES--series of securities may include one or more classes of notes. Notes of a series will be issued
                                    pursuant to an indenture.

                                    CERTIFICATES--Each series of securities will include one
                                    or more classes of certificates, whether or not a class
                                    of notes is issued as part of the series. If a series of
                                    securities includes classes of notes, holders of notes
                                    may have the right to receive their payments before
                                    holders of certificates are paid. In addition, classes
                                    of notes may have the right to receive their payments
                                    before holders of other classes of notes are paid, and
                                    classes of certificates may have the right to receive
                                    their payments before holders of other classes of
                                    certificates are paid. This is referred to as
                                    "subordination". The prospectus supplement will describe
                                    the terms of any subordination provisions that apply to
                                    a class of notes or certificates.

                                    TERMS--The terms of each class of notes and certificates
                                    in a series will be described in the prospectus
                                    supplement including:

                                    - stated principal amount (notes) and stated certificate balance (certificates); and

                                    -  interest rate (which may be fixed, variable,
                                    adjustable or some combination of these rates) or method
                                       of determining the interest rate.

                                    A class of notes may differ from other classes of notes
                                    and a class of Certificates may differ from other
                                    classes of certificates in certain respects including:

                                    -  timing and priority of payments;

                                    -  seniority;

                                    -  allocations of losses;

                                    -  interest rate or formula;

                                    -  amount of principal or interest payments;

                                    -  whether interest or principal will be payable to
                                    holders of the class if certain events occur; and

                                    -  the right to receive collections from designated
                                    portions of the receivables owned by the trust.

                                    FORM--If you acquire a beneficial ownership interest in
                                    the securities you will generally hold them through The
                                    Depository Trust Company in the United States, or
                                    Clearstream Banking societe anonyme ("Clearstream
                                    Banking Luxembourg") or the Euroclear System in Europe
                                    or Asia. This is referred to as "book-entry" form. As
                                    long as the securities are held in book-entry form, you
                                    will not receive a definitive certificate representing
                                    the securities.

                                    FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO
                                    "CERTAIN INFORMATION REGARDING THE
                                    SECURITIES--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS

                                    DENOMINATION--Securities will be issued in the
                                    denominations specified in the related prospectus
                                    supplement.

THE TRUST PROPERTY................  The assets of each trust:

                                    -  will be described in the prospectus supplement;

                                    -  will primarily be a pool of retail installment sales
                                    contracts (the "receivables") secured by new or used
                                       automobiles and light duty trucks ("financed
                                       vehicles") and amounts due or collected under the
                                       contracts on or after a specified cutoff date; and

                                    -  will include related assets such as:

                                    --  security interests in the financed vehicles,

                                    --  proceeds from claims on related insurance policies,
                                        and

                                    --  amounts deposited in specified bank accounts.

                                    Purchasers of Toyota and Lexus cars and light duty
                                    trucks often finance their purchases by entering into
                                    retail installment sales contracts with Toyota and Lexus
                                    dealers who then resell the contracts to Toyota Motor
                                    Credit Corporation. The purchasers of the financed
                                    vehicles are referred to as the "obligors" under the
                                    receivables. The terms of the contracts must meet
                                    specified Toyota Motor Credit Corporation requirements.

                                    On or before the date the securities of a series are
                                    issued, Toyota Motor Credit Corporation will sell a
                                    specified amount of receivables to Toyota Motor Credit
                                    Receivables Corporation, the seller. The seller will, in
                                    turn, sell them to the trust. The sale by the seller to
                                    the trust will be documented under:

                                    -  a pooling and servicing agreement among the seller,
                                    the servicer and the trustee (if the trust will be
                                       treated as a grantor trust for federal income tax
                                       purposes).

                                    -  a sale and servicing agreement among the seller, the
                                       servicer and the trust (if the trust will not be
                                       treated as a grantor trust for federal income tax
                                       purposes); or

                                    The receivables to be sold by Toyota Motor Credit
                                    Corporation to the seller and resold to the trust will
                                    be selected based on criteria specified in the sale and
                                    servicing agreement or the pooling and servicing
                                    agreement, whichever is applicable. These criteria will
                                    be described in the applicable prospectus supplement.

                                    The trust will use collections on the receivables to pay
                                    interest and principal to holders of each class of
                                    securities. The prospectus supplement will describe
                                    whether:

                                    -  collections received each month will be passed
                                    through to holders of securities on a monthly basis; or

                                    -  whether payments will instead be made on a quarterly,
                                       semi-annual, annual or other basis.

                                    If payments are made other than monthly, the trust will
                                    need to invest the collections until the relevant
                                    payment date. These investments will be highly rated.
                                    The prospectus supplement will describe these
                                    investments in more detail. Because of the
                                    administrative difficulties involved in obtaining
                                    investments that will provide payments to the trust on
                                    the day before payments are to be made to holders of
                                    securities and that earn a sufficient amount of
                                    interest, in many cases the investments will be demand
                                    notes issued by Toyota Motor Credit Corporation. These
                                    demand notes will be unsecured general obligations of
                                    Toyota Motor Credit Corporation and will rank equally
                                    with all other outstanding unsecured and unsubordinated
                                    debt of Toyota Motor Credit Corporation.

                                    YOU SHOULD REFER TO THE APPLICABLE PROSPECTUS SUPPLEMENT
                                    FOR MORE INFORMATION ABOUT THE TERMS AND CONDITIONS OF
                                    ANY TMCC DEMAND NOTES. IN ADDITION, YOU SHOULD REFER TO
                                    "TMCC DEMAND NOTES" IN THIS PROSPECTUS.

CREDIT AND CASH FLOW ENHANCEMENT..  The trusts may include certain features designed to provide protection to one or more classes of securities.
                                    These features are referred to as "credit enhancement".
                                    Credit enhancement may include any one or more of the
                                    following:

                                    -  subordination of one or more other classes of
                                       securities;

                                    -  reserve fund;

                                    -  over-collateralization;

                                    -  letters of credit or other credit facilities;

                                    -  surety bonds;

                                    -  guaranteed investment contracts;

                                    -  repurchase obligations;

                                    -  cash deposits; or

                                    -  other agreements or arrangements providing for other
                                       third party payments or other support.

                                    In addition, the trusts may include certain features
                                    designed to ensure the timely payment of amounts owed to
                                    securityholders. These features may include any one or
                                    more of the following:

                                    -  yield maintenance agreements;

                                    -  swap transactions;

                                    -  liquidity facilities;

                                    -  cash deposits; or

                                    -  other agreements or arrangements providing for other
                                       third party payments or other support.

                                    The specific terms of any credit or cash flow
                                    enhancement applicable to a trust or to the securities
                                    issued by a trust will be described in detail in the
                                    applicable prospectus supplement, including any
                                    limitations or exclusions from coverage.

SERVICING.........................  Toyota Motor Credit Corporation will be appointed to act as servicer for the receivables. In that capacity, the
                                    servicer will handle all collections, administer
                                    defaults and delinquencies and otherwise service the
                                    contracts. The trust will pay the servicer a monthly fee
                                    equal to 1/12 of 1.00% of the total principal balance of
                                    the receivables as of the first day of the preceding
                                    month. The servicer will also receive additional
                                    servicing compensation in the form of investment
                                    earnings, late fees and other administrative fees and
                                    expenses or similar charges received by the servicer
                                    during such month.

                                    The servicer will also be obligated to advance to the
                                    trust interest on the receivables that is due but unpaid
                                    by the obligor. In addition, the servicer will be
                                    obligated to advance to the trust principal of any
                                    receivables that are classified as precomputed
                                    receivables rather than as simple interest receivables.
                                    The servicer will not be required to make any advance if
                                    it determines that it will not be able to recover an
                                    advance from an obligor. The trust will reimburse the
                                    servicer from later collections on the receivables for
                                    which it has made advances, or from collections
                                    generally if the servicer determines that an advance
                                    will not be recoverable with respect to such receivable.

                                    FOR MORE DETAILED INFORMATION ON ADVANCES AND
                                    REIMBURSEMENT OF ADVANCES, SEE "DESCRIPTION OF THE
                                    TRANSFER AND SERVICING AGREEMENT--ADVANCES" IN THIS
                                    PROSPECTUS.

OPTIONAL REDEMPTION...............  The servicer or the seller may redeem any outstanding certificates when the outstanding aggregate principal
                                    balance of the receivables declines to 10% or less of
                                    the original total principal balance of the receivables
                                    as of the cutoff date.

                                    FOR MORE DETAILED INFORMATION, YOU SHOULD REFER TO
                                    "DESCRIPTION OF THE TRANSFER AND SERVICING
                                    AGREEMENT--SERVICING COMPENSATION AND PAYMENT OF
                                    EXPENSES" IN THIS PROSPECTUS.

TAX STATUS........................  GRANTOR TRUSTS--The applicable prospectus supplement will specify whether a trust will be treated as a
                                    grantor trust for federal income tax purposes. If a
                                    trust is nominally referred to as a "grantor trust" in
                                    the applicable prospectus supplement, special tax
                                    counsel to the trust will be required to deliver an
                                    opinion that:

                                    1.  the trust will be treated as a grantor trust for
                                    federal income tax purposes; and

                                    2.  the trust will not be subject to federal income tax.

                                    OWNER TRUSTS--If the trust is nominally referred to as
                                    an "owner trust" in the applicable prospectus
                                    supplement, special tax counsel to the trust will be
                                    required to deliver an opinion for federal income tax
                                    purposes and California income and franchise tax
                                    purposes:

                                    1.  as to the characterization as debt of the notes
                                    issued by the trust; and

                                    2.  that the trust will not be characterized as an
                                    association (or a publicly traded partnership) taxable
                                        as a corporation.

                                    If a trust is nominally referred to as an "owner trust"
                                    in the applicable prospectus supplement:

                                    1.  by purchasing a note you will be agreeing to treat
                                    the note as indebtedness for tax purposes; and

                                    2.  by purchasing a certificate, you will be agreeing to
                                    treat the trust as a partnership in which you are a
                                        partner for federal income tax purposes and
                                        California income and franchise tax purposes.

                                    Applicable taxing authorities could impose alternative
                                    tax characterizations of the trust and the certificates.
                                    However, these characterizations generally will not
                                    result in material adverse tax consequences to
                                    certificateholders.

                                    FOR ADDITIONAL INFORMATION CONCERNING THE FEDERAL AND
                                    CALIFORNIA TAX LAWS, YOU SHOULD REFER TO "CERTAIN
                                    FEDERAL INCOME TAX CONSEQUENCES" AND "CERTAIN STATE TAX
                                    CONSEQUENCES" IN THIS PROSPECTUS.

ERISA CONSIDERATIONS..............  NOTES--Notes will generally be eligible for purchase by employee benefit plans.

                                    UNSUBORDINATED GRANTOR TRUST CERTIFICATES--Certificates
                                    of a class issued by a grantor trust that are not
                                    subordinated to any other class will generally be
                                    eligible for purchase by employee benefit plans.

                                    OTHER CERTIFICATES--Subordinated classes of certificates
                                    issued by a grantor trust and certificates issued by
                                    trusts that are not grantor trusts will not be eligible
                                    for purchase by an employee benefit plan or individual
                                    retirement account unless the prospectus supplement
                                    states otherwise.

                                    FOR MORE DETAILED INFORMATION REGARDING THE ERISA
                                    ELIGIBILITY OF ANY CLASS OF SECURITIES, YOU SHOULD REFER
                                    TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS AND THE
                                    PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE SECURITIES OF ANY CLASS. IN ADDITION, YOU SHOULD REFER TO THE SECTION CAPTIONED "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FURTHER MATERIAL RISKS TO YOUR INVESTMENT IN THE SECURITIES.

    THE TRUST'S SECURITY INTERESTS IN FINANCED VEHICLES MAY BE UNENFORCEABLE OR DEFEATED.

    The certificates of title for vehicles financed by Toyota Motor Credit Corporation name Toyota Motor Credit Corporation as the secured party. The certificates of title for financed vehicles under contracts assigned to the trust will not be amended to identify the trust as the new secured party because it would be administratively burdensome to do so. However, financing statements showing the transfer to the trust of Toyota Motor Credit Corporation's and the seller's interest in the receivables will be filed with the appropriate governmental authorities. Toyota Motor Credit Corporation, as servicer, will retain the documentation for the receivables and the certificates of title.

    Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the trust's interest. Examples of these persons are other creditors of the obligors, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle. Some of the ways this could happen are described in this prospectus under the caption "Certain Legal Aspects of the Receivables". In some circumstances, either the seller or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained. The details of this obligation are described in this prospectus under the caption "Certain Legal Aspects of the Receivables".

    BANKRUPTCY OF TOYOTA MOTOR CREDIT CORPORATION COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE SECURITIES.

    If Toyota Motor Credit Corporation becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. Toyota Motor Credit Corporation will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Toyota Motor Credit Corporation becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Toyota Motor Credit Corporation effectively still owns the receivables by concluding that the sale to the seller was not a "true sale" or that the seller should be consolidated with Toyota Motor Credit Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

    - the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in certain circumstances;

    - certain tax or government liens on Toyota Motor Credit Corporation property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

    - the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by Toyota Motor Credit Corporation at the time Toyota Motor Credit Corporation becomes the subject of a bankruptcy proceeding.

    The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with Toyota Motor Credit Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale." See "Certain Legal Aspects of the Receivables--Certain Bankruptcy Considerations" in this prospectus.

    RECEIVABLES THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY BE UNENFORCEABLE, RESULTING IN DELAYS IN RECEIPT OF COLLECTIONS.

    Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting the receivables. If that happens, payments on the certificates could be delayed or reduced. The seller will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If the seller breaches any of these representations or warranties, the trust's sole remedy will be to require the seller to repurchase the affected receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

    FUNDS HELD BY THE SERVICER THAT ARE INTENDED TO BE USED TO MAKE PAYMENTS ON THE SECURITIES MAY BE EXPOSED TO A RISK OF LOSS.

    The servicer generally may retain all payments and proceeds collected on the receivables during each collection period. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each distribution date. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The trust and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any distribution date, the trust may be unable to make the payments owed on your securities.

    IF THE TRUST ENTERS INTO A CURRENCY OR AN INTEREST RATE SWAP, PAYMENTS ON THE SECURITIES WILL BE DEPENDENT ON PAYMENTS MADE UNDER THE SWAP AGREEMENT.

    If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

    If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in swiss francs, it might enter into a swap agreement with another party, the "swap counterparty", under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving swiss francs at a predetermined exchange rate to make the payments owed on the securities.

    If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the "notional" amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

    In some cases, a trust may enter into a swap with Toyota Motor Credit Corporation as the swap counterparty. The terms of any swap will be described in more detail in the applicable prospectus supplement.

    TERMINATION OF A SWAP AGREEMENT WILL CAUSE TERMINATION OF THE TRUST.

    A swap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the trust or the swap counterparty. If a termination occurs, the trustee will sell the assets of the trust and the trust will terminate. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust. Some of the possible adverse consequences of such a sale are:

    - The proceeds from the sale of assets under such circumstances may not be sufficient to pay all amounts owed to you.

    - Amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty.

    - The termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you.

    - The sale may result in payments to you significantly earlier than expected.

    - Conversely, a significant delay in arranging a sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the yield to maturity.

    See "The Swap Agreement--Early Termination of Swap Agreement" for more information concerning the termination of a swap agreement and the sale of trust assets. Additional information about this subject, including a description of how the proceeds of a sale would be distributed, will be included in the applicable prospectus supplement.

    THE RATING OF A SWAP COUNTERPARTY AND THE ISSUER OF DEMAND NOTES MAY AFFECT THE RATINGS OF THE SECURITIES.

    If a trust enters into a swap or invests in Toyota Motor Credit Corporation demand notes, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement and the demand notes and the rating of the swap counterparty and Toyota Motor Credit Corporation, as issuer of the demand notes in rating the securities. Toyota Motor Credit Corporation may also be the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty or Toyota Motor Credit Corporation, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

    As of the date of this prospectus, Toyota Motor Credit Corporation's long-term debt is rated Aa1 by Moody's and AAA by Standard & Poor's. During 1998 and early 1999, the long-term debt rating of Toyota Motor Corporation and its affiliates (including Toyota Motor Credit Corporation) was under review by Moody's and Standard & Poor's and was downgraded by Moody's to Aa1 from Aaa. Standard & Poor's reaffirmed the AAA long-term debt rating but continues to maintain a negative outlook on the rating. If the rating agencies lower the rating of Toyota Motor Corporation, they will likely lower Toyota Motor Credit Corporation's rating to the same extent.

    The credit rating of Japan has also been under review by the rating agencies. As of the date of this prospectus, Moody's is maintaining a negative outlook on certain borrowings by Japan. As a result,

Moody's is also maintaining a negative outlook on certain borrowings by Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation). If Japan's credit rating is lowered below that of Toyota Motor Corporation, the credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) will likely be lowered to the same extent.

    To provide some protection against the adverse consequences of a downgrade, the swap counterparty may be permitted, but not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

    - assign the swap agreement to another party;

    - obtain a replacement swap agreement on substantially the same terms as the swap agreement; or

    - establish any other arrangement satisfactory to the rating agencies.

    If Toyota Motor Credit Corporation is the swap counterparty, it may be able to cure the effects of a downgrade by taking the actions described above. However, if Toyota Motor Credit Corporation is both the demand note issuer and the swap counterparty, these actions may not be sufficient to prevent a downgrade.

    Any swap or demand notes involve a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap or demand notes are involved.

    THE CALCULATIONS FOR THE PAYMENTS OF PRINCIPAL OR INTEREST MAY BE BASED ON AN INDEX WHICH MAY RESULT IN PAYMENTS TO YOU OF LESS PRINCIPAL OR INTEREST THAN A NON-INDEXED SECURITY.

    The calculation of interest or principal on a series of securities may be based on a currency, commodity, interest rate or other index. In this situation, the amount of principal or interest payable on the securities may be less than that payable on a conventional debt security issued at the same time, including the possibility that no interest or principal will be paid. In addition, if the formula for calculating the payments on the securities includes a feature that multiplies the effect of any change in the index, changes to the index could result in even greater changes in the value of the securities or the payments to be made on the securities.

    You may not be able to easily trade these types of securities after you purchase them. This is referred to as a "secondary market." It cannot be predicted whether there will be a secondary market for these types of securities or if one develops, how liquid it would be. The secondary market for these types of securities will be affected by a number of factors that are not dependent on the performance of the trust and its assets. These factors include the complexity and volatility of the index, the method of calculating the principal and interest payments on the securities, the time remaining to the maturity of the securities, the outstanding amount of the securities and market interest rates. The value of the index will depend on a number of interrelated factors which cannot be controlled by the trust, including economic, financial and political events. For these reasons, you may not be able to readily sell your securities or receive the price you expected for their sale.

    In recent years, many indices have been highly volatile, and the volatility may continue in the future. You should review carefully the historical experience of any index to which a series of securities are pegged, but should not take that historical experience as a predictor of future performance of the index during the term of any security. The credit ratings assigned to the securities do not reflect the potential impact of the factors discussed above, or what the impact may be on your securities' market value at any time. For this reason, only investors capable of understanding the risks involved should invest in indexed securities. In addition, investors whose investment activities are restricted by law or subject to regulation may not be able to purchase these types of securities. Investors are responsible for determining whether they may purchase indexed securities. You are strongly urged to consult with your financial advisors before deciding to invest in indexed securities.

                                   THE TRUSTS

    The Seller will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time the "Trust Agreement") or Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts (the "Receivables") between Toyota and Lexus dealers (the "Dealers") and the obligors (the "Obligors") of new and used automobiles and/or light duty trucks and all payments due thereunder on and after the applicable cutoff date (the "Cutoff Date"), as specified in the related Prospectus Supplement. The Dealers will originate, and TMCC will purchase, the Receivables of each Receivables Pool in the ordinary course of business pursuant to agreements with Dealers (the "Dealer Agreements"). On the applicable Closing Date, the Seller will sell the Receivables comprising the related Receivables Pool to the Trust pursuant to, if the trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement.

    The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) security interests in the vehicles financed by the Receivables (the "Financed Vehicles") and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right of the Seller to receive any proceeds from Dealer Recourse, if any, on Receivables or Financed Vehicles; (v) the rights of the Seller under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been repossessed by or on behalf of the applicable Trust; and (vii) any and all proceeds of the foregoing. Various forms of credit enhancement may be used to provide credit enhancement for the benefit of holders of the related Securities, including a Yield Maintenance Account or a Reserve Fund. Additionally, pursuant to contracts between TMCC and the Dealers, the Dealers will be required to repurchase Receivables as to which Dealers have made certain misrepresentations.

    The terms of each series of notes (the "Notes") or certificates (the "Certificates" and, together with the Notes, the "Securities") issued by each Trust (the "Issuer"), and additional information concerning the assets of each Trust and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

                                  THE TRUSTEE

    The trustee for each Trust (the "Trustee") or the trustee under any Indenture pursuant to which Notes are issued (the "Indenture Trustee") will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, Indenture or the related Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove a Trustee or Indenture Trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or becomes insolvent. In such circumstances, the Servicer or, in the case of a series that includes Notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or

Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.

                                   THE SELLER

    Toyota Motor Credit Receivables Corporation (the "Seller") was incorporated in the State of California on June 24, 1993, as a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation. The principal executive offices of the Seller are located at 19300 Gramercy Place, North Building, Torrance, California 90509 Attn: President and its telephone number is (310) 468-7332.

    The Seller was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                                  THE SERVICER

    Toyota Motor Credit Corporation ("TMCC" or the "Servicer") was incorporated in California on October 4, 1982, and commenced operations in May 1983. At March 31, 1999, TMCC had three regional offices and 33 branches in various locations in the United States, a branch in Puerto Rico and a centralized customer service center in Iowa. The address of TMCC's principal executive offices is 19001 South Western Avenue, Torrance, California 90509. TMCC has one wholly owned subsidiary engaged through subsidiaries organized in various jurisdictions in the insurance business, a wholly-owned subsidiary that provides retail and wholesale financing and other financial services to authorized Toyota and Lexus vehicle dealers and their customers in Puerto Rico, a wholly-owned limited purpose subsidiary formed to acquire and securitize retail finance receivables and a wholly-owned limited purpose subsidiary formed to acquire and securitize lease receivables. TMCC and its subsidiaries are collectively referred to as "TMCC".

    TMCC provides retail and wholesale financing, retail leasing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. In addition, each of TMCC's branches provides underwriting and loan servicing support to dealers and customers for most financial services offered by TMCC. TMCC's primary business is providing vehicle retail and wholesale financing and retail leasing. TMCC is a wholly-owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS"), which is primarily engaged in the wholesale distribution of automobiles, light-duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS's products are purchased from Toyota Motor Corporation, the parent of TMS, or its affiliates.

UNDERWRITING OF MOTOR VEHICLE LOANS

    TMCC purchases automobile and/or light truck retail installment sales contracts from approximately 1,200 Toyota and Lexus dealers located throughout the United States, excluding Hawaii. Underwriting of such retail installment sales contracts is performed by each branch using similar underwriting standards. Dealers originate these receivables in accordance with TMCC's requirements as specified in existing agreements between TMCC and such dealers. The receivables are purchased in accordance with TMCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

    Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Dealers then send completed customer applications via facsimile or data transmission to one of TMCC's retail branches where they are entered into TMCC's internally-developed Application Processing System ("APS"). The APS then automatically generates and transmits credit bureau requests to one of the major credit bureaus which provides a credit report to TMCC. Key data from the bureaus are combined with data from the customer applications, including ratios such as car payment to income and total debt payments to total income, and weighted by a statistically validated credit scoring process to provide objective evaluations of customer repayment probabilities. The branches receive credit scores, bureau data (both summarized and in raw form) and applicant information and TMCC credit investigators then perform income and employment verification on non-"A" rated risks. Once income and employment have been verified, all data is passed on-line to TMCC credit analysts for decisions. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested. If an application is conditionally approved or rejected, the dealer is notified of the conditions required for the approval or reasons for rejection. Additionally, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for modification or rejection of the application for credit.

    TMCC's retail installment sales contracts require obligors to maintain specific levels of physical damage insurance during the term of the contract. At the time of purchase, an obligor signs a statement indicating he has or will have in effect the levels of insurance required by TMCC and provides the name and address of his insurance company and agent. Obligors are generally required to provide TMCC with evidence of compliance with the foregoing insurance requirements.

    In April 2000, TMCC completed the national launch of an expanded tiered pricing program for retail installment sales contracts. The objective of the expanded program is to better match customer risk with contract rates charged to allow profitable purchases of a wider range of risk levels. Implementation of this expanded program is expected to result in both increased contract yields and increased credit losses in connection with purchases of higher risk contracts.

SERVICING OF MOTOR VEHICLE LOANS

    Each branch services the loans it originates using the same servicing system and procedures, except that centralized tracking units monitor the maintenance of insurance and bankruptcy administration and recovery. The collection department of each branch manages the liquidation of each receivable. TMCC considers an obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date. TMCC uses an on-line collection system that prioritizes loans for collections efforts, including the generation of past-due notices and signaling TMCC collections personnel to attempt to make telephone contact with delinquent obligors based on a behavioral scoring method (which analyzes borrowers' past performance to predict future payment behavior). TMCC generally determines whether to commence repossession efforts before a receivable is 60 days past due. Repossessed vehicles are held in inventory to comply with statutory requirements and then sold at public auctions. Any deficiencies remaining after sale or after full charge-off are pursued by TMCC to the extent practical and legally permitted. See "Certain Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds". Collections of deficiencies are administered at a centralized facility. TMCC's policy is to charge-off an auto loan as soon as disposition of the vehicle has been effected and sales proceeds have been received. When repossession and disposition of the collateral has not been effected, the charge-off occurs as soon as TMCC determines that the vehicle cannot be recovered.

           WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

    THE TRUST--The Trustee, will provide to securityholders ("Securityholders") (which shall be Cede & Co. as the nominee of DTC unless definitive Securities are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables and certain other matters. See "Certain Information Regarding the Securities--Reports to Securityholders" and "Description of the Transfer and Servicing Agreements--Evidence as to Compliance" in the Prospectus. If and for so long as any Securities listed on an exchange and the rules of such exchange so require, each such report (including a statement of the outstanding principal balance of each class of Securities) also shall be delivered to such exchange on the related Distribution Date or date for delivery of such reports. Copies of such reports may be obtained at no charge at the offices specified in the applicable Prospectus Supplement.

    THE SELLER--Toyota Motor Credit Receivables Corporation, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") of which this Prospectus forms a part. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the SEC's reference room by calling the SEC at (800) SEC-0330. You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

    TMCC--If the trust invests in demand notes issued by TMCC, TMCC, in its capacity as issuer of demand notes, will be a registrant under the Registration Statement. In that capacity, TMCC will be subject to the informational requirements of the United States Securities Exchange Act. In accordance with that law, TMCC will file annual, quarterly and special reports and other information with the SEC. If you want more information about TMCC, you may review the Registration Statement and TMCC's periodic filings, obtain copies of such documents at prescribed rates or access the SEC's website. The relevant contact information for the SEC is set forth in the paragraph captioned "The Seller" above.

    TMCC's filed periodic reports contain important information regarding TMCC. Any information contained in reports filed with the SEC subsequent to the date of this Prospectus will automatically update this Prospectus. TMCC, as swap counterparty or issuer of demand notes, incorporates by reference the reports listed below and any filings made by it with the SEC under Sections 13(a) or 15(d) of the United States Securities Exchange Act after the initial filing of the registration statement.

    - Annual Report on Form 10-K for the year ended September 30, 1999; and

    - Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000.

    If and for so long as Securities are listed on an exchange and the rules of such exchange so require, the applicable Prospectus Supplement will include the address of an office in the jurisdictions specified by the rules of such exchange at which copies of the Registration Statement filed by TMCRC and TMCC (including all documents incorporated therein) and TMCC's periodic SEC reports can be obtained for so long as those Securities are outstanding. If so required by the rules of such exchange, copies of those documents will also be filed with such exchange for so long as those Securities are outstanding. Copies of the operative agreements relating to the Securities will also be filed with the SEC and with any such exchange that so requires.

                             THE RECEIVABLES POOLS

    The Receivables Pools will include the Receivables purchased as of the Cutoff Date. The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related obligors (the "Obligors") in connection with the purchase by such Obligors of the vehicles financed thereby (the "Financed Vehicles"). On or before the date of initial issuance of the Securities (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the related Transfer and Servicing Agreement. During the term of the related Transfer and Servicing Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

    The Receivables in each Receivables Pool will have been purchased by the Servicer from Dealers in the ordinary course of business through its branches located in the United States. The Receivables are purchased from Dealers pursuant to Dealer Agreements. TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

    The Receivables to be held by each Trust for inclusion in a Receivables Pool will be randomly selected from TMCC's portfolio of auto and/or light duty truck retail installment sales contracts that meet several criteria. Unless otherwise provided in the related Prospectus Supplement, these criteria require that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States or a particular state, (iii) provides for monthly payments that fully amortize the amount financed over its original term to maturity, and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

    Each Receivable will provide for the allocation of payments according to (i) the simple interest method ("Simple Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables") or (iii) the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

    SIMPLE INTEREST RECEIVABLES. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

    ACTUARIAL RECEIVABLES. An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate ("APR") of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

    RULE OF 78S RECEIVABLES. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related APR for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" add-on interest. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Payments to Securityholders will not be affected by such rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement such payments will be determined using the actuarial method.

    Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be deemed to be an Excess Amount and released to the Seller or otherwise applied as set forth in the related Prospectus Supplement.

    Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning TMCC's experience pertaining to delinquencies, repossessions and net losses with respect to its portfolio of new and used retail automobile and/or light duty truck receivables (including receivables previously sold which TMCC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average lives of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or TMCC, as the case may be, of certain Receivables for administrative reasons or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

    All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Distribution Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related Prospectus Supplement. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

    No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. TMCC maintains limited records of the historical prepayment experience of the automobile retail installment sales contracts included in its portfolio and is not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables over an extended period of time. TMCC believes that its prepayment experience is consistent with that generally found in the industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related loan. In addition, under certain circumstances, the Seller or Servicer will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's and the Seller's option to purchase the Receivables from a given Trust and "--Insolvency Event" regarding the sale of the Receivables owned by a trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs and "The Swap Agreement--Termination Events" regarding events that would result in a termination of a swap. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date.

    In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of such contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that TMCC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of a given series.

    The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Notes. The Note Pool Factor represents the remaining outstanding principal balance of such class of Notes, as of the close of business on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Balance" for each class will initially equal the principal balance as of the relevant Closing Date (the "Original Certificate Balance") and, on each Distribution Date thereafter, will be reduced by all amounts allocable to principal paid on or prior to the Distribution Date in respect of each class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the close of business on the applicable Distribution Date, as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Securityholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or paid on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

    Unless otherwise provided in the related Prospectus Supplement, the Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller and to make the initial deposit into any Reserve Fund or Yield Maintenance Account, if applicable. Unless otherwise specified in the related Prospectus Supplement, the Seller will use the net proceeds so paid to it by any such Trust to purchase Receivables from TMCC and for general corporate purposes.

                            DESCRIPTION OF THE NOTES

GENERAL

    With respect to each Trust that issues Notes, one or more classes (each, a "class") of Notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC

(together with any successor depository selected by the Trust, the "Depository") except as set forth below. Notes will be available for purchase in the denominations specified in the related Prospectus Supplement in book-entry form only (unless otherwise specified in the related Prospectus Supplement). The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes (a "Noteholder") of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

    The related Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the "Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Seller exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

    One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the related Prospectus Supplement. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on such schedule with respect to such Notes.

    Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, on any Distribution Date the amount available for such payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See "Description of the Transfer and Servicing Agreements--Payments" and "--Credit and Cash Flow Enhancement".

    If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

    MODIFICATION OF INDENTURE. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of not less than 51% of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

    If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes (or relevant classes of Notes) consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the outstanding Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant classes of Notes).

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of not less than 51% of the principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

    Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

    No Trust may engage in any activity other than as specified in this Prospectus or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture

Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such series. The Issuer or Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust that issues Certificates, one or more classes (each, a "class") of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement in book-entry form only (unless otherwise specified in the related Prospectus Supplement). The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates (a "Certificateholder") of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

    The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Payments of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date"). To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Certificates (the "Strip Certificates") entitled to (i) payments in respect of principal with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, payments in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of such series as more fully described in the related Prospectus Supplement. Payments in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

    If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, TMCC or one or more third party credit or liquidity enhancement providers.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Any class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Payments of Principal and Interest".

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the

Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

    The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to such Floating Rate Securities by which such Base Rate will be multiplied to determine the applicable interest rate on such floating Rate Securities. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement.

    "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

    Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset: (i) daily, each Business Day;
(ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month;
(iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or San Francisco, California are authorized or obligated by law, regulation, executive order or decree to be closed. Unless otherwise specified in the applicable Prospectus Supplement, with respect to Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will include all London Business Days. "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the Euro, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET system") is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

    Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Security (other than the Final Distribution Date) would otherwise be a day that is not a Business Day, such Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day. Unless otherwise specified in the related Prospectus Supplement, if the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Final Distribution Date.

    Except as otherwise specified in the applicable Prospectus Supplement, each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Security, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of such Interest Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non-leap year divided by 365). For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Period. Unless otherwise specified in the related Prospectus Supplement, with respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date including the related Final Distribution Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Distribution Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the related Prospectus Supplement.

    As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upward).

    CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Distribution Date.

    COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper--Nonfinancial". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" means a yield (expressed as a percentage rounded upward to the nearest one hundredthousandth of a percentage point) calculated in accordance with the following formula:

                            D X 360
  Money Market Yield -                   X 100
                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Distribution Date.

    FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Federal Funds Rate Securities and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect for the preceding Interest Reset Period.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

    LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

        (i) On the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, as either
    (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following that LIBOR Determination Date that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

        (ii) With respect to a LIBOR Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., (or such other time specified in the applicable Prospectus Supplement), in the applicable Principal Financial Center (as defined below), on such LIBOR Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will be LIBOR in effect for the preceding Interest Reset Period.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Services on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Prospectus Supplement, the display on the Dow Jones Telerate Service on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the Principal Financial Center shall be The City of New York, Frankfurt, Toronto, Sydney, Rome, Zurich, Amsterdam and London, respectively.

    TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities--Treasury Bills--Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 P.M. New York City time on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

    To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for such class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

    The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of the Depository Trust Company ("DTC"). Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through the DTC (in the United States) or Clearstream Banking Luxembourg or the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

    Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on such business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream Banking Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

    Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

    To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

    DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

    Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

    Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations ("Clearstream Banking Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Banking Luxembourg Participants through electronic book entry changes in accounts of Clearstream Banking Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of 28 currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Luxembourg Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Luxembourg Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and

Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Payments with respect to Securities held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Banking Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

    Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the applicable Trustee in writing), (ii) the Seller or the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least 51% of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Payments of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final payment is expected to occur.

    Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

    Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

    Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

    The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the payment allocable to the principal amount of each class of such Notes and to the Certificate Balance of each class of such Certificates;

        (ii) the amount of the payment allocable to interest on or with respect to each class of Securities of such series;

       (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

        (vi) the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of such series with variable or adjustable rates;

       (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

      (viii) the aggregate amount of monthly payments (or portions thereof) determined by the Servicer to be due in one or more future Collections Periods ("Payments Ahead") on deposit in the related Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Distribution Date;

        (ix) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Distribution Date; and

        (x) the balance of any related Reserve Fund, Yield Maintenance Account or other credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount of such changes.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued thereby and each Administration Agreement pursuant to which TMCC will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the related Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), TMCC will sell and assign to the Seller, without recourse, pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to make any required initial deposit into the Reserve Fund.

    TMCC, pursuant to a Receivables Purchase Agreement, and the Seller, pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, will represent and warrant, with respect to whether, among other things: (i) the information provided in the related Schedule of Receivables is true and correct in all material respects; (ii) the terms of each Receivable require the related Obligor to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each of such Receivables is secured by a first perfected security interest in favor of TMCC in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement are true and correct in all material respects.

    Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller so elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from such Trust and, pursuant to the Receivables Purchase Agreement,

TMCC will purchase such Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (and any applicable Yield Maintenance Amounts),
(ii) all past due Scheduled Payments for which an Advance has not been made,
(iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus
(b) the sum of (i) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on a Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day and (ii) any other proceeds previously received (e.g., insurance or other proceeds in respect of the liquidation of such Precomputed Receivable) to the extent applied to reduce the Principal Balance of such Precomputed Receivable and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.

    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and/or light duty truck installment sales contracts, as well as to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession (directly, or through an agent), on behalf of such Trust, of the related installment sale contracts and any other documents relating to the Receivables. The Receivables will not be physically segregated from other automobile and/or light duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the related Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by TMCC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of TMCC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables--Security Interests". In addition, under certain circumstances the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

ACCOUNTS

    With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Maintenance Account, Reserve Fund or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

    If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Trustee or, if such Trust issues Notes, the Indenture Trustee, into which, to the extent required by the Sale and

Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the related payment becomes due. Until such time as payments ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

    Any other accounts to be established with respect to a Trust, including any Yield Maintenance Account or any Reserve Fund will be described in the related Prospectus Supplement.

    For any series of Securities, funds in the related Collection Account, any Yield Maintenance Account, the Reserve Fund and such other accounts as may be identified in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include retail installment sale contracts secured by new or used automobiles and/or light duty trucks. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Distribution Date for such series. However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be released to the Servicer on each Distribution Date and shall be the property thereof.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee (if it is the Paying Agent under the Trust Agreement), as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the

Receivables. However, if any such modification alters the APR or the Amount Financed or the total number of Scheduled Payments of a Receivable or extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable Prospectus Supplement (the "Final Maturity Scheduled Date"), the Servicer will be obligated either to purchase such Receivable as described in the next paragraph or make Advances on each subsequent Distribution Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods.

    In the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable, (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date unless it is making Advances corresponding to reductions to Scheduled Payments as described above. As of the last day of the second (or, if the Servicer so elects, the first) Collection Period following the Collection Period in which the Seller, the Servicer or the Trustee discovers a breach of any such covenant that materially and adversely affects the interests of the Certificateholders in a Receivable, the Servicer, unless the breach is cured, will purchase the Receivable (an "Administrative Receivable") from the Trustee at a price equal to the Administrative Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (plus any applicable Yield Maintenance Payments), (ii) an amount equal to any reimbursements of Advances made by the Servicer with respect to such Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Servicer.

    If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

INSURANCE ON FINANCED VEHICLES

    Each Receivable requires the related Obligor to maintain both comprehensive and collision insurance covering the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. The terms of each Receivable allow, but do not require TMCC to (and TMCC, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor. TMCC currently does not monitor ongoing insurance compliance in connection with its customary servicing procedures. In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Certificateholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Fund or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account.

    The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the Business Day immediately preceding the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested in Eligible Investments by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account from the time deposited until the related Distribution Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date.

    If the Servicer were unable to remit such funds, Securityholders might incur a loss. The Seller or TMCC, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to any Receivables required to be purchased from the related Trust into the related Collection Account on or before the Business Day immediately preceding the related Distribution Date. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

    Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the second preceding paragraph, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

    Unless otherwise provided in the related Prospectus Supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the amount of such shortfall (each, a "Precomputed Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that such Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

    In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to such Simple Interest Receivable equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances"). If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

    The Servicer will also be required to make Advances with respect to each Receivable that it does not purchase as described above under "--Servicing Procedures" as to which it has made any modification that reduces the amount of Scheduled Payments to be paid by the related Obligor during subsequent Collection Periods.

    The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of Available Interest. However, the Servicing Fee will be paid prior to the payment of any portion of Available Interest to the Noteholders or the Certificateholders of the given series.

    Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also be entitled to collect and retain any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation and will be entitled to reimbursement from such Trust for certain liabilities. The Servicer may also be entitled to receive any interest earned during a Collection Period from the investment of monies in the Trust Accounts. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to payments and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

    The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of such Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

PAYMENTS

    With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Distribution Date collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for payment to the Securityholders on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, (i) payments in respect of principal of a class of Securities of a given series will be subordinate to payments in respect of interest on such class; (ii) payments in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series; and (iii) payments in respect of one or more classes of Notes of such series may be subordinated to payments in respect of other classes of Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield maintenance agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

    RESERVE FUND. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Fund"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the related Prospectus Supplement (the "Reserve Fund Initial Deposit"). To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Distribution Date thereafter up to the Specified Reserve Fund Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and payments on such date. The related Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Seller or a third party.

YIELD MAINTENANCE ACCOUNT; YIELD MAINTENANCE AGREEMENT

    YIELD MAINTENANCE ACCOUNT. A "Yield Maintenance Account" may be established with respect to any class or series of Securities. The terms relating to any such account will be set forth in the related Prospectus Supplement. Each Yield Maintenance Account will be designed to hold funds to be applied by the related Trustee or, if such Trust issues Notes, the Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the "Required Rate"). Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Seller or other person specified in the related Prospectus Supplement.

    On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the "Yield Maintenance Deposit") in respect of the Receivables having APRs less than the Required Rate for such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the "Required Yield Maintenance Amount" specified in the related Prospectus Supplement, after giving effect to all payments to be made on such Distribution Date, will be released to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust also will be released to the Seller.

    YIELD MAINTENANCE AGREEMENT. If a Yield Maintenance Account is established with respect to any class or series of Securities which allows or requires any party to make deposits therein after the Closing Date, TMCC, the Seller, any third party responsible for such deposits and the related Trustee or Indenture Trustee, as the case may be, will enter into a "Yield Maintenance Agreement" pursuant to which, on each Distribution Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Distribution Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Distribution Date.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily (as described in "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

    On a Business Day in each month that precedes each Distribution Date (each a "Determination Date" to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Receivables.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that TMCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed TMCC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after receipt by the Servicer of written notice of such failure given (A) to the Servicer (or the Seller, so long as TMCC is the Servicer) by the applicable Trustee or Indenture Trustee or (B) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee, by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates, acting together as a single class; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the applicable Trustee or Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee and Indenture Trustee, by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates, acting together as a single class; and (iii) the occurrence of an Insolvency Event with respect to the Servicer (or the Seller, so long as TMCC is the Servicer). "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute a Servicer Default if such failure or delay is caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer shall provide to the Trustee, the Indenture Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER DEFAULT

    In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 51% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

WAIVER OF PAST DEFAULTS

    With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, (i) the holders of Notes evidencing not less than 51% of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series), acting together as a single class or (ii) in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series (or relevant class or classes of Notes of such series) evidencing not less than 51% of the outstanding Certificate Balance (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

    Each Transfer and Servicing Agreement may also be amended by the parties thereto without the consent of any Noteholder or Certificateholder for the purpose of changing the formula for determining the Specified Reserve Fund Balance, the manner in which a Reserve Fund is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if (a) the relevant trustee has been provided a letter from each Rating Agency to the effect that such amendment will not result in the qualification, reduction or withdrawal of any rating it currently assigns to any class of Notes or Certificates or (b) the relevant trustee has received the consent of the holders of at least 51% of the outstanding principal amount of each class of Notes and Certificates (or the relevant class or classes of Notes or Certificates) of such series, voting together as a single class; provided that no such amendment shall increase or reduce in any manner or accelerate or delay the timing of collections on the related contracts or payments required to be made to the holders of any Notes or Certificates of such series without the consent of the holders of all of the affected Notes or Certificates.

    Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of (i) the holders of Notes evidencing not less than 51% of the principal amount of then outstanding Notes, if any, of the related series (or relevant class or classes of Notes of such series), acting together as a single class, or (ii) in the case of any amendment which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates of each class affected thereby.

INSOLVENCY EVENT

    With respect to a trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Seller, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from holders of each class of the Securities with respect to such Trust (or of the relevant class or class of Notes of such Trust) representing not less than 51% of the aggregate unpaid principal amount of each such class (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to such Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Reserve Fund, if any, Yield Maintenance Account, if any, Payahead Account, if any, and Collection Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such

Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

    Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust,
(ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of any event described below.

    Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer and the Seller will each have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance, the corpus of the Trust at a price equal to the aggregate Warranty Purchase Payments or Administrative Purchase Payments, as the case may be, for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which such purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the corpus of the Trust as described above, the party first notifying the related Trustee (based on such Trustee's receipt of such notice) shall be permitted to purchase the Receivables. The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.

    As described above under "--Insolvency Event", with respect to a trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Seller, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless the holders of sufficient Securities of each class direct the Trustee not to terminate such trust. Upon termination of any Trust, the assets of such Trust will be liquidated and the proceeds therefrom (and amounts held in related accounts) will be applied to pay the Notes and Certificates of the related series in full, to the extent of amounts available therefor.

    As described below under "The Swap Agreement", if a Swap Termination occurs, the principal of each class of Certificates will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust and the proceeds therefrom (and amounts held in related accounts) will be applied to pay the Notes and Certificates of the related series in full, to the extent of amounts available therefor.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

    TMCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

                               TMCC DEMAND NOTES

    The following summary describes certain terms of demand notes that may be issued from time to time by TMCC (the "TMCC Demand Notes"). TMCC Demand Notes will be issued under a Demand Notes Indenture (the "Demand Notes Indenture"), between TMCC and the trustee thereunder (in such capacity, the "Demand Notes Indenture Trustee"). The characteristics of any particular series of TMCC Demand Notes and the provisions of any particular Demand Notes Indenture may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Demand Notes Indenture that is entered into by the related trust.

GENERAL

    Collections in respect of the receivables will be applied to make payments of interest and principal of each class of Securities. If so specified in the related Prospectus Supplement, payments of interest and/or principal of one or more classes of Securities may be made on a quarterly, semi-annual or annual basis, and not simply as a pass-through of collections received during a particular month. In order to make distributions of principal and/or interest on a basis other than monthly, the Trustee will be required to invest amounts otherwise payable as principal or interest of the specified classes of Securities in highly rated investments maturing on or just prior to specified distribution dates and bearing interest at rates specified in the related Prospectus Supplement as directed by the Servicer. The Trustee may invest some or all such funds in TMCC Demand Notes, due to the administrative difficulties associated with regularly obtaining highly rated investments in variable amounts with the necessary maturities and demand features that earn a sufficient amount of interest. Any such TMCC Demand Notes will be unsecured general obligations of TMCC and will rank equally with all other outstanding unsecured and unsubordinated indebtedness of TMCC.

    The principal amount of the TMCC Demand Notes outstanding will change from time to time, depending on the amount of collections invested. The aggregate principal amount of TMCC Demand Notes that may be issued under any Demand Notes Indenture will be set forth in the related Prospectus Supplement. Interest on the TMCC Demand Notes will be paid at rates and on terms set forth in the related Prospectus Supplement. Different forms of TMCC Demand Notes will be used to represent investments of Collections relating to interest and investments of Collections relating to principal. Interest related demand notes will generally mature on the dates on which interest is to be paid to Securityholders. Principal related demand notes will generally mature on the dates on which principal is to be paid to Securityholders. In addition, the Trustee will generally have the right to demand payment of the TMCC Demand Notes in connection with the reduction of TMCC's rating to a level below that specified in the related Prospectus Supplement or upon the occurrence of other events specified in the related Prospectus Supplement. See "Risk Factors--The swap and the demand notes may affect the ratings of the securities." The payment terms relating to the TMCC Demand Notes will be set forth in detail in the related Prospectus Supplement.

    TMCC Demand Notes will be unsecured general obligations of TMCC and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. TMCC Demand Notes will be obligations solely of TMCC and will not be obligations of, or guaranteed by, TMS or any affiliate of TMCC or TMS, directly or indirectly. TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

    Any TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Demand Notes Indenture Trustee as paying agent by wire transfer to an account maintained by the Trustee, as the holder of the TMCC Demand Notes.

    No Securityholder will have a direct interest in any TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Demand Notes Indenture. The Trustee, on behalf of the Trust, will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Securityholders. In the event any vote or other action, including action upon the occurrence of an Event of Default under the Demand Notes Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Demand Notes Indenture, the Trustee as such holder will be permitted to vote or take such other action as it shall deem fit. However, the Trustee, on behalf of the Trust, shall be permitted to seek the direction of the Securityholders before taking any such action, all as further described in the related Prospectus Supplement. References under this caption to "holders of the TMCC Demand Notes" and phrases of similar import shall be to the Trustee as the holder of the TMCC Demand Notes.

REMOVAL OF DEMAND NOTES INDENTURE TRUSTEE; SUCCESSOR DEMAND NOTES INDENTURE
  TRUSTEE

    The Demand Notes Indenture Trustee may resign by providing written notice to TMCC and the Trust, as holder of the TMCC Demand Notes. The Trust, as holder of the TMCC Demand Notes, may remove the Demand Notes Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Demand Notes Indenture Trustee. TMCC may remove the Demand Notes Indenture Trustee in the event that:
(a) the Demand Notes Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Demand Notes Indenture Trustee; (b) the Demand Notes Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Demand Notes Indenture Trustee or its property; or (d) the Demand Notes Indenture Trustee otherwise becomes incapable of acting in such capacity.

    If the Demand Notes Indenture Trustee resigns, is removed or is unable to act as Demand Notes Indenture Trustee for any reason, TMCC shall promptly appoint a successor Demand Notes Indenture Trustee, unless the Trust shall already have done so. Within one year after a successor Demand Notes Indenture Trustee takes office, the Trust may appoint a successor Demand Notes Indenture Trustee to replace any successor Demand Notes Indenture Trustee appointed by TMCC. Any resignation or removal of the Demand Notes Indenture Trustee and appointment of a successor Demand Notes Indenture Trustee shall become effective only upon such successor's acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Demand Notes Indenture Trustee as set forth in the Demand Notes Indenture.

SUCCESSOR CORPORATION

    The Demand Notes Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by execution and delivery to the Demand Notes Indenture Trustee of a supplemental Demand Notes Indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Demand Notes Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Demand Notes Indenture, the Demand Notes Indenture Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Demand Notes Indenture.

SUPPLEMENTAL DEMAND NOTES INDENTURES

    Supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions thereof that may be inconsistent with any other provision thereof or to add any other provision with respect to matters or questions arising under the Demand Notes Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Securityholder and the Demand Notes Indenture Trustee shall be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Securityholder, and (b) for purposes of appointing a successor trustee hereunder or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Demand Notes Indenture. In addition, supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Notes issued by a Trust, or, with respect to a Trust that has not issued Notes, at least 25% in aggregate principal amount of the outstanding Certificates (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Demand Notes Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental Demand Notes Indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Demand Notes Indenture, without the consent of each Holder of Certificates affected thereby.

EVENTS OF DEFAULT UNDER THE DEMAND NOTES INDENTURE

    The Demand Notes Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days;
(iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Demand Notes Indenture continued for 60 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Demand Notes Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable. Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Demand Notes Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note. TMCC will be required to file with the Demand Notes Indenture Trustee annually an officer's certificate as to the absence of certain defaults. The Demand Notes Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

    Subject to the provisions of the Demand Notes Indenture relating to the duties of the Demand Notes Indenture Trustee in case an Event of Default shall occur and be continuing, the Demand Notes Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Demand Notes Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Demand Notes Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Demand Notes Indenture for the indemnification of the Demand Notes Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Demand Notes Indenture Trustee, or exercising any trust or power conferred on the Demand Notes Indenture Trustee with respect to the TMCC Demand Notes.

ABSENCE OF COVENANTS

    The provisions of the Demand Notes Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes. The provisions of the Demand Notes Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

DEFEASANCE AND DISCHARGE OF DEMAND NOTES INDENTURE

    TMCC may satisfy and discharge its obligations under the Demand Notes Indenture by delivering to the Demand Notes Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Demand Notes Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Demand Notes Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Demand Notes Indenture. However, in the case of any such deposit, certain of TMCC's obligations under the Demand Notes Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

REGARDING THE DEMAND NOTES INDENTURE TRUSTEE

    The Demand Notes Indenture Trustee may be the applicable Trustee and/or Indenture Trustee. The Demand Notes Indenture contains certain limitations on the right of the Demand Notes Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Demand Notes Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Demand Notes Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The Demand Notes Indenture provides that, in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

    The Demand Notes Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of California.

                               THE SWAP AGREEMENT

    The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to currency and/or interest rate risks. The provisions of any particular swap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

PAYMENTS UNDER THE SWAP AGREEMENT

    As specified in the related Prospectus Supplement, on the Closing Date a Trust may enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with TMCC or an unaffiliated third party (the "Swap Counterparty"), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

    Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

    More specifically, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date will be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. If on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

    The Trust will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

    Unless the Swap Agreement is terminated early as described under "--EARLY TERMINATION OF SWAP AGREEMENT", the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Securities and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

CONDITIONS PRECEDENT

    The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Event of Default (as defined below under "--DEFAULTS UNDER SWAP AGREEMENT") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "--EARLY TERMINATION OF SWAP AGREEMENT") shall have occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

    "Events of Default" under the Swap Agreement (each, an "Event of Default") will be limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap

Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and (iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

    "Termination Events" under the Swap Agreement will consist of the following:
(i) certain events of insolvency or bankruptcy of the Transferor; (ii) the Trust or the Transferor becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (iii) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement; provided, however, that the occurrence of a "Tax Event" or "Tax Event Upon Merger" will only constitute a Termination Event if the requisite percentage of Securityholders specified in the related Prospectus Supplement directs the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust.

EARLY TERMINATION OF SWAP AGREEMENT

    Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Event of Default. A Swap Agreement will terminate on an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".

    Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Distribution Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.

    If a Swap Agreement is terminated as a result of (i) certain events of insolvency or bankruptcy of the Swap Counterparty or (ii) the Swap Counterparty's failure to pay amounts due under the Swap

Agreement, the Swap Counterparty will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement.

    If a Swap Termination occurs, the principal of each class of Securities will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest and/or principal on each class of Securities will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Securities and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related Prospectus Supplement and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Securities.

    The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will provide that upon the occurrence of (i) any Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or
(ii) a Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Termination Event occurs (i) as a result of the insolvency or bankruptcy of the seller or
(ii) because the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

TAXATION

    Neither the Trust nor the Swap Counterparty will be obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

    In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Certificates will be subject to reduction in proportion to the amount so deducted or withheld. In either such event, a specified percentage of the Securityholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "--Termination Events".

ASSIGNMENT

    Except as provided below, neither the Trust nor the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty may transfer the Swap Agreement to another party on ten Business Days' prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Swap Counterparty of such transferee's obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and
(iv) the Trustee has received written confirmation of the applicable ratings agency that the then current ratings of the Securities are not adversely affected as a result of such transfer. In addition, in the event the debt rating of the Swap Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Swap Counterparty may assign the Swap Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as the Swap Agreement) and thereby be released from its obligations under the Swap Agreement; provided that (i) the new swap counterparty, by a written instrument, accepts all of the obligations of the Swap Counterparty under the Swap Agreement to the reasonable satisfaction of the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as at the date of such transfer the new swap counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the ratings assigned to the Securities after such assignment and release will be at least equal to the ratings assigned by any applicable Rating Agency to the Securities at the time of such reduction of the rating of the Swap Counterparty's long-term debt. Any cost of such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap. The Swap Counterparty shall have no obligation to assign the Swap Agreement or obtain a replacement swap agreement in the event of a ratings downgrade and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment or obtain a replacement swap agreement. In the event that the Swap Counterparty does not elect to assign the Swap Agreement or obtain a replacement swap agreement the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

    The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any specified Securityholder if the Trustee receives written confirmation from each rating agency rating the Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof.

THE SWAP COUNTERPARTY

    TMCC may act as the Swap Counterparty. A description of TMCC is provided under "The Servicer" herein. Information regarding TMCC is publicly available as described under "Where You Can Find More Information About Your Securities--TMCC" herein. Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces the initial Swap Counterparty as described above under "--Assignment".

GOVERNING LAW

    The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

    GENERAL. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and/or light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles and/or light duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title.

    All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party. TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in such Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of such certificate of title. Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from TMCC to the Seller or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from TMCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

    PERFECTION. Pursuant to the related Receivables Purchase Agreement, TMCC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles to such Trust. However, because of the administrative burden and expense, none of TMCC, the Seller or the related Trustee will amend any certificate of title to identify such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of TMCC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    In most states, an assignment such as that under each Receivables Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as legal owner on the certificates of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Receivables Purchase Agreement, TMCC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. To the extent such failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of TMCC under the related Receivables Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Receivables Purchase Agreement, TMCC would be required to purchase such Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Certain Legal Aspects--Security Interests".

    CONTINUITY OF PERFECTION. Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and such failure has a material and adverse effect on the Trust's interest in the Receivable.

    PRIORITY OF LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. TMCC will represent and warrant to the Seller in each Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs which would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or TMCC's repurchase obligation under the related Receivables Purchase Agreement.

REPOSSESSION

    In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession thereof. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and such vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify such obligor of the default and the intent to repossess the collateral and to give such obligor a time period within which to cure the default prior to repossession. In most states, under certain circumstances after any such financed vehicle has been repossessed, the related obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

    The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation and accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

    The Seller, in structuring the transactions contemplated hereby, has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of TMCC. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing certain limitations (including requiring that the Seller must at all times have at least one "Independent Director" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of TMCC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud TMCC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of TMCC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC or following the bankruptcy or insolvency of TMCC the security interest in the Receivables granted by the Seller to the Trust should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

    On the Closing Date, the Seller will receive the opinion of O'Melveny & Myers LLP to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, in the event of a voluntary or involuntary case in respect of TMCC under Title 11 of the United States Bankruptcy Code at a time when TMCC and the Seller were insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of TMCC. Among other things, it is assumed in such opinion that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of TMCC, refraining from commingling its assets with those of TMCC, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of TMCC. The Seller intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of TMCC.

    TMCC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if TMCC were to become a debtor in a bankruptcy case a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with the funds of TMCC and, in the event of the bankruptcy of TMCC, the Trust may not have a perfected interest in such collections.

    TMCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables in the event that TMCC were to become a debtor in a bankruptcy case.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each Obligor, such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of TMCC's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller and TMCC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    From time to time, TMCC has been involved in litigation under consumer protection laws. In addition, with respect to the Receivables originated in California, a significant number may provide that such Receivables may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable. Although there is authority, which is not binding on any court, providing that a conditional sale contract containing such a provision would be unenforceable under California law, to the knowledge of TMCC and the Seller, this enforceability issue has not been presented before any California court.

    TMCC and the Seller will represent and warrant under each Receivables Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. In addition, with respect to any Trust as to which 10% or more of the Receivables were originated in California, on the applicable Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Receivables are enforceable under California law and applicable federal laws, subject to customary exceptions. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of TMCC and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Receivables. In addition, both the Soldiers' and Sailors' Relief Act of 1940 and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

    Any such shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be O'Melveny & Myers LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated as a partnership (or a "disregarded entity," in the event that there is a single beneficial owner of the Certificates) or a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (or disregarded entity) or as a grantor trust.

TAX TREATMENT OF OWNER TRUSTS

    TAX CHARACTERIZATION OF THE TRUST

    The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust nominally referred to as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--Tax Treatment of Owner Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Notes or Certificates.

    Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusions that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates, and Certificateholders could be liable for any such tax that is not paid by the Owner Trust.

    TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by such Noteholder with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is not a U.S. Person (a "Foreign Person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and (i) the Foreign Person is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code (ii) the Foreign Person is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code, (iii) the interest is not contingent interest described in Section 871(h)(4) of the Code, and (iv) the Foreign Person does not bear certain relationships to any Certificateholder. To qualify for the exemption from taxation, the Foreign Person must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the
Note is a Foreign Person and providing the Foreign Person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Person that owns the Note and the Foreign Person that owns the Note must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of any such change. If interest paid to a Foreign Person is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual foreign person, the Foreign Person is not present in the United States for 183 days or more during the taxable year of disposition.

    As used herein, a "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust.

    BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Owner Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the Noteholder's federal income tax liability.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Owner Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to holders that are Foreign Persons may be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

    TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Owner Trust as a partnership (or as an entity disregarded as separate from the Certificateholder in the event that there is a single beneficial owner of the Certificates) for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. If the trust is treated as a partnership, the assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificateholders (including the Seller in its capacity as recipient of payments from the Reserve Fund), and the Notes would be debt of the partnership. However, the proper characterization of the arrangement involving the Owner Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Owner Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Owner Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Owner Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificateholders will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders of each class of Certificates will be allocated taxable income of the Owner Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet paid; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Owner Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Owner Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificateholders only to the extent the Certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to Certificateholders could be characterized as capital losses, and the Certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

    Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    For each taxable year of the Certificateholder, the Certificateholder will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or before the last day of such taxable year of the Certificateholder. The Code prescribes certain rules for determining the taxable year of the Owner Trust. It is likely that, under these rules, the taxable year of the Owner Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

    A significant portion of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Trust.

    The Owner Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Owner Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Owner Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificateholders (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Owner Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any payments received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Owner Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Owner Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Owner Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Owner Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Owner Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificateholders with a less than 1 percent interest in the Trust (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Owner Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Certificateholders that are Foreign Persons ("Foreign Certificateholders") pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificateholders that are taxable as corporations and 39.6% for all other Foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's withholding status, the Trust may rely on IRS Form W-8BEN or successor form, IRS Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

    Each Foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Owner Trust's income. Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest", in which case Foreign Certificateholders would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Certificateholder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "Tax Consequences to Holders of the Notes--Backup Withholdings."

TAX TREATMENT OF GRANTOR TRUSTS

    TAX CHARACTERIZATION OF THE TRUST

    The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Trust nominally referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Grantor Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--Tax Treatment of Grantor Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Certificates of a Grantor Trust ("Grantor Trust Certificates").

    If a partnership election is not made, Tax Counsel will deliver its opinion that the Grantor Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Grantor Trust Certificates (referred to herein as "Grantor Trust Certificateholders") could be considered to own either (i) an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (ii) an interest in each of the Receivables and any other Trust property.

    The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

    The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.

    TREATMENT AS DEBT OBLIGATION. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "Tax Treatment of Owner Trusts--Tax Consequences to Holders of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

    The Grantor Trust Certificates would be subject to the original issue discount ("OID") rules, described below under "Stripped Bonds and Stripped Coupons--Original Issue Discount." In determining whether such OID is de minimus, the weighted average life of the Grantor Trust Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

    The remainder of the discussion herein assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable (and the proceeds therefrom) and any other Trust property, although the Servicer will report information on an aggregate basis.

    CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Grantor Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

    PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder holds during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

    ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

    With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

    MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than the stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Grantor Trust Certificate or pro rata as principal is paid on the Receivables.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See " --Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

    FOREIGN PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person (as defined herein) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person, as well as accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax liability.

    CERTAIN STATE TAX CONSEQUENCES

    The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Owner Trusts, and is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

    Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

    For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Owner Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

    TAX CONSEQUENCES WITH RESPECT TO THE NOTES

    It is expected that Tax Counsel will advise each Owner Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY AN OWNER TRUST
  TREATED AS A PARTNERSHIP

    Based on regulations issued by the Franchise Tax Board with respect to the California tax characterization of an Owner Trust as a partnership and not as an association taxable as a corporation or other taxable entity, Tax Counsel will opine that an Owner Trust will not be an association (or publicly traded partnership) treated as a corporation for California tax purposes. In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced payments to Certificateholders).

    Under current law, Certificateholders that are nonresidents of California and are not otherwise subject to California income tax may be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

    If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced payments to Certificateholders). A Certificateholder not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of such an interest.

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

    Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

    In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement will provide that TMCC and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

    Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by O'Melveny & Myers LLP. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by O'Melveny & Myers LLP.

                                    EXPERTS

    If the Trust invests in demand notes issued by TMCC, the financial statements of TMCC included in TMCC's Annual Report on Form 10-K for the year ended September 30, 1998 will be incorporated by reference herein. These financial statements will be so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the unaudited consolidated financial information of TMCC for the three-month periods ended December 31, 1998 and 1997, which will be incorporated by reference in this Prospectus if the Trust invests in demand notes issued by TMCC, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 12, 1999, which will be incorporated by reference in this Prospectus if the Trust invests in demand notes issued by TMCC, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant additional audit tests beyond those which would have been necessary if their reports were not included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of section 7 and 11 of the Securities Act.

    If the Trust does not invest in demand notes issued by TMCC, the financial statements and unaudited financial information of TMCC will not be incorporated by reference in this Prospectus. In such an event, neither PricewaterhouseCoopers LLP nor TMCC will be subject to the liability provisions of section 11 of the Securities Act for the financial statements appearing in TMCC's Annual Report on Form 10-K for the year ended September 30, 1998 or for PricewaterhouseCoopers' reports on the unaudited consolidated financial information of TMCC because those financial statements and reports are not a "report" or a "part" of the registration statement.

                                 INDEX OF TERMS

                                                                                                           PAGE
                                                                                                         ---------
30/360 basis...........................................................................................         28
1992 Master Agreement..................................................................................         59
Actual/360 basis.......................................................................................         28
Actual/Actual basis....................................................................................         28
Actuarial Receivables..................................................................................         17
Administration Agreement...............................................................................         40
Administration Fee.....................................................................................         54
Administrative Purchase Payment........................................................................         43
Administrative Receivable..............................................................................         43
Administrator..........................................................................................         54
Advances...............................................................................................         45
APR....................................................................................................         17
APS....................................................................................................         15
Base Rate..............................................................................................         26
Benefit Plan...........................................................................................         83
Book-entry form........................................................................................          4
Business Day...........................................................................................         27
Calculation Agent......................................................................................         28
Calculation Date.......................................................................................         29
CD Rate................................................................................................         29
CD Rate Determination Date.............................................................................         29
CD Rate Security.......................................................................................         27
Clearstream Banking Luxembourg.........................................................................          4
Clearstream Banking Luxembourg Participants............................................................         36
Certificate Balance....................................................................................         20
Certificate Pool Factor................................................................................         20
Certificateholder......................................................................................         25
Certificates...........................................................................................         13
class..................................................................................................         20
Closing Date...........................................................................................         16
Code...................................................................................................         70
Collection Account.....................................................................................         41
Collection Period......................................................................................         44
Commercial Paper Rate..................................................................................         29
Commercial Paper Rate Determination Date...............................................................         29
Commercial Paper Rate Security.........................................................................         27
Cooperative............................................................................................         36
Cutoff Date............................................................................................         13
Dealer Agreements......................................................................................         13
Dealer Recourse........................................................................................         19
Dealers................................................................................................         13
Definitive Certificates................................................................................         37
Definitive Notes.......................................................................................         37
Definitive Securities..................................................................................         37
Demand Notes Indenture.................................................................................         55
Demand Notes Indenture Trustee.........................................................................         55
Depository.............................................................................................         21

                                                                                                           PAGE
                                                                                                         ---------
Designated LIBOR Page..................................................................................         31
Determination Date.....................................................................................         48
Disregarded Entity.....................................................................................         70
Distribution Date......................................................................................         26
DTC....................................................................................................         33
DTC Participants.......................................................................................         21
Eligible Deposit Account...............................................................................         42
Eligible Institution...................................................................................         42
Eligible Investments...................................................................................         42
ERISA..................................................................................................         83
Euroclear..............................................................................................         33
Euroclear Operator.....................................................................................         36
Euroclear Participants.................................................................................         36
Event of Default.......................................................................................         22
Excess Payment.........................................................................................         44
Federal Funds Rate.....................................................................................         30
Federal Funds Rate Determination Date..................................................................         30
Federal Funds Rate Security............................................................................         27
Final Scheduled Maturity Date..........................................................................         43
Financed Vehicles......................................................................................         13
Fixed Rate Securities..................................................................................         26
Floating Rate Securities...............................................................................         26
Foreign Certificateholders.............................................................................         77
Foreign Person.........................................................................................         72
Grantor Trust..........................................................................................         77
Grantor Trust Certificateholders.......................................................................         78
Grantor Trust Certificates.............................................................................         78
Indenture..............................................................................................         20
Indenture Trustee......................................................................................         13
Index..................................................................................................         33
Index Currencies.......................................................................................         33
Index Currency.........................................................................................         31
Index Maturity.........................................................................................         27
Indexed Principal Amount...............................................................................         33
Indexed Securities.....................................................................................         33
Indirect DTC Participants..............................................................................         35
Insolvency Event.......................................................................................         50
Insolvency Laws........................................................................................         66
Interest Period........................................................................................         28
Interest Rate..........................................................................................         21
Interest Reset Date....................................................................................         27
Interest Reset Period..................................................................................         27
Investment Earnings....................................................................................         42
IRS....................................................................................................         70
ISDA...................................................................................................         59
Issuer.................................................................................................         13
LIBOR..................................................................................................         27
LIBOR Determination Date...............................................................................         31
LIBOR Reuters..........................................................................................         31

                                                                                                           PAGE
                                                                                                         ---------
LIBOR Security.........................................................................................         27
LIBOR Telerate.........................................................................................         31
London Business Day....................................................................................         27
Money Market Yield.....................................................................................         30
Note Pool Factor.......................................................................................         20
Noteholder.............................................................................................         21
Notes..................................................................................................         13
Obligors...............................................................................................         13
OID Regulations........................................................................................         71
Original Certificate Balance...........................................................................         20
Owner Trust............................................................................................         70
Pass Through Rate......................................................................................         26
Payahead Account.......................................................................................         41
Payments Ahead.........................................................................................         39
Pool Balance...........................................................................................         20
Pooling and Servicing Agreement........................................................................         13
Precomputed Advance....................................................................................         44
Precomputed Receivables................................................................................         17
Prepayment.............................................................................................         44
Prepayments............................................................................................         18
Principal Balance......................................................................................         46
Principal Financial Center.............................................................................         32
Prospectus Supplement..................................................................................         13
Receivables............................................................................................         13
Receivables Pool.......................................................................................         13
Receivables Purchase Agreement.........................................................................         16
Registration Statement.................................................................................         16
Related Documents......................................................................................         24
Required Rate..........................................................................................         47
Required Yield Maintenance Amount......................................................................         48
Reserve Fund...........................................................................................         47
Reserve Fund Initial Deposit...........................................................................         47
Rule of 78s Receivables................................................................................         17
Sale and Servicing Agreement...........................................................................         13
Schedule of Receivables................................................................................         40
SEC....................................................................................................         16
Section 1286 Treasury Regulations......................................................................         79
Securities.............................................................................................         13
Securities Act.........................................................................................         16
Securityholders........................................................................................         15
Seller.................................................................................................         14
Servicer...............................................................................................         14
Servicer Default.......................................................................................         49
Short-Term Note........................................................................................         71
Simple Interest Advance................................................................................         45
Simple Interest Receivables............................................................................         17
Spread.................................................................................................         27
Spread Multiplier......................................................................................         27
Strip Certificates.....................................................................................         26
Strip Notes............................................................................................         21

                                                                                                           PAGE
                                                                                                         ---------
Swap Agreement.........................................................................................         53
Swap Counterparty......................................................................................         59
Swap Termination.......................................................................................         60
Target System..........................................................................................         27
Tax Event..............................................................................................         60
Tax Event Upon Merger..................................................................................         60
Tax Counsel............................................................................................         70
Termination Events.....................................................................................         60
TMCC...................................................................................................         14
TMCC Demand Notes......................................................................................         55
TMS....................................................................................................         14
Transfer and Servicing Agreements......................................................................         40
Treasury Bills.........................................................................................         32
Treasury Rate..........................................................................................         32
Treasury Rate Determination Date.......................................................................         32
Treasury Rate Security.................................................................................         27
Trust..................................................................................................         13
Trust Accounts.........................................................................................         42
Trust Agreement........................................................................................         13
Trustee................................................................................................         13
Underwriting Agreements................................................................................         84
US Person..............................................................................................         72
Warranty Purchase Payment..............................................................................         41
Warranty Receivable....................................................................................         40
Weighted Average Life..................................................................................         18
Yield Maintenance Account..............................................................................         47
Yield Maintenance Agreement............................................................................         48
Yield Maintenance Deposit..............................................................................         48

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY JURISDICTION WHERE IT IS NOT PERMITTED.

                         ------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                 --------
Summary of Terms...............................     S-3
Risk Factors...................................    S-13
The Trust......................................    S-16
Capitalization of the Trust....................    S-18
The Owner Trustee and Indenture Trustee........    S-18
The Seller and the Servicer....................    S-18
The Receivables Pool...........................    S-18
Delinquencies, Repossessions and Net Losses....    S-22
Use Of Proceeds................................    S-23
Prepayment and Yield Considerations............    S-24
Weighted Average Lives of the Notes............    S-25
Pool Factors and Trading Information...........    S-28
Description of the Notes.......................    S-28
Payments to Noteholders........................    S-30
Subordination; Reserve Account.................    S-33
Transfer and Servicing Agreements..............    S-35
The Owner Trustee and Indenture Trustee........    S-37
ERISA Considerations...........................    S-39
Certain Federal Income Tax Consequences........    S-40
Underwriting...................................    S-41
Legal Opinions.................................    S-42
Index of Terms.................................    S-43
ANNEX A: Global Clearance, Settlement and Tax
  Documentation Procedures.....................     A-1

                       PROSPECTUS
Summary of Terms...............................       3
Risk Factors...................................       9
The Trusts.....................................      13
The Trustee....................................      13
The Seller.....................................      14
The Servicer...................................      14
Where you can Find More Information About Your
  Securities...................................      15
The Receivables Pools..........................      16
Delinquencies, Repossessions and Net Losses....      18
Weighted Average Life of the Securities........      18
Pool Factors and Trading Information...........      20
Use of Proceeds................................      20
Description of the Notes.......................      20
Description of the Certificates................      25
Certain Information Regarding the Securities...      26
Description of the Transfer and Servicing
  Agreement....................................      40
TMCC Demand Notes..............................      55
The Swap Agreement.............................      58
Certain Legal Aspects of the Receivables.......      63
Certain Federal Income Tax Consequences........      70
ERISA Considerations...........................      83
Plan of Distribution...........................      84
Legal Opinions.................................      85
Experts........................................      85
Index of Terms.................................      86

    DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL SEPTEMBER 14, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,105,079,000

                            TOYOTA AUTO RECEIVABLES

                               2000-A OWNER TRUST

                            $305,000,000 7.12% ASSET

                            BACKED NOTES, CLASS A-2

                            $523,000,000 7.18% ASSET

                            BACKED NOTES, CLASS A-3

                            $277,079,000 7.21% ASSET

                            BACKED NOTES, CLASS A-4

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER

                              TOYOTA MOTOR CREDIT
                                  CORPORATION,
                                    SERVICER
                           --------------------------

                             PROSPECTUS SUPPLEMENT
                             ---------------------
                           JOINT GLOBAL COORDINATORS

                              MERRILL LYNCH & CO.
                           MORGAN STANLEY DEAN WITTER

                                  CO-MANAGERS

                             CHASE SECURITIES INC.
                           DEUTSCHE BANC ALEX. BROWN
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------